As filed with the Securities and Exchange Commission on April 2, 2010
Registration No. 333-145492

United States
Securities and Exchange Commission
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
NUMBER 8

FORM S-1
Registration Statement Under The
Securities Act of 1933

BLUEGATE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

7389
(Primary Standard Industrial Classification Code Number)

76-0640970
  (IRS Employer Identification No.)

BLUEGATE CORPORATION
701 North Post Oak Road, Suite 600
Houston, Texas 77024
voice: (713) 686-1100                                                                fax: (713) 682-7402
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen J. Sperco, CEO
701 North Post Oak Road, Suite 600
Houston, Texas 77024
voice: (713) 686-1100                                                                fax: (713) 682-7402
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer     [ ]                                                                                                Accelerated filer           [ ]

Non-accelerated filer       [ ]                                                                                       Smaller reporting company   [X]

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock par value $0.001	12,082,285	$0.40	$4,832,914	$149

Common Stock par value $0.001 underlying options and warrants	24,838,292	$0.40	$11,660,978	359

TOTAL REGISTRATION FEE				$508	(2	)(3)

(1)
The Proposed Maximum Offering Price Per Share was computed pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the registration fee. This fee computation is based on the average of the bid and asked price of the common stock on the OTCBB under the stock symbol “BGAT” on August 13, 2007.

(2)	Previously paid.

(3)
Pursuant to Rule 429, the Prospectus herein also relates to our prior effective registration statement on SEC file number 333-125465 that was previously filed and the filing fee paid for on June 3, 2005.

(4)	On April 1, 2010, the closing bid price of our common stock on the OTCBB was $0.020 per share.

FORM S-1

PART I

INFORMATION REQUIRED IN A PROSPECTUS

WE HAVE FILED A REGISTRATION STATEMENT RELATING TO THESE SECURITIES WITH THE SECURITIES AND EXCHANGE COMMISSION. WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject To Completion April 2, 2010

PROSPECTUS

BLUEGATE CORPORATION
701 North Post Oak Road, Suite 600
Houston, Texas 77024
voice: (713) 686-1100 fax: (713) 682-7402
36,920,577 Shares of Common Stock

This prospectus relates to the sale of up to 36,920,577 shares of our common stock by Selling Stockholders. We will not receive proceeds from the sale of our shares by the Selling Stockholders. However, we may receive proceeds from the exercise of the options and warrants overlying the common stock. If all the options and warrants are exercised, we could receive $8,383,000.

Our common stock is traded on the OTCBB under the trading symbol “BGAT."

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 OF THIS PROSPECTUS BEFORE MAKING A DECISION TO PURCHASE OUR STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is ______________,2010.

AVAILABLE INFORMATION

We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We file periodic reports, proxy materials and other information with the Securities and Exchange Commission (the "Commission"). In addition, we will furnish stockholders with annual reports containing audited financial statements certified by our independent registered public accounting firm and interim reports containing unaudited financial information as it may be necessary or desirable. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to: Stephen J. Sperco, CEO, 701 North Post Oak Road, Suite 600, Houston, Texas 77024, voice: (713) 686-1100 fax: (713) 682-7402. Our Web site is www.bluegate.com.

We have filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, that may be inspected without charge at the Public Reference Room maintained by the Commission at 100 F Street N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at (http://www.sec.gov).

SUMMARY INFORMATION

Bluegate consists of the networking service (carrier/circuit) business, which provides internet connectivity to corporate clients on a subscription basis; essentially operating as a broker.

In 2004, we filed an amendment to our Articles of Incorporation to change our name to Bluegate Corporation. Our former name was Crescent Communication, Inc. In this prospectus, we refer to ourselves as "Bluegate," "We," Us," "Our" and the "Company." References to us also include our subsidiary, Trilliant Technology Group, Inc. (“TTG”).  References to our common stock herein give effect to our 20:1 reverse stock split in 2004. In 2004, we took corporate action to increase the number of our authorized shares of common stock to 50,000,000 shares of common stock. Our executive offices are located at: Bluegate Corporation, 701 North Post Oak Road, Suite 600, Houston, Texas 77024, voice: (713) 686-1100 fax: (713) 682-7402.

Our growth is dependent on our attaining profit from our operations and our raising capital through the sale of stock or debt. There is no assurance that we will be able to raise any equity financing or sell any of our services at a profit. Our functional currency is the U.S. dollar. Our independent registered public accounting firm included an explanatory paragraph in their report, dated March 15, 2010, indicating substantial doubt exists relating to our ability to continue as a going concern.

Our stock is traded on the OTCBB. Our trading symbol is "BGAT."

RISK FACTORS

Our future performance is subject to a variety of risks. If any of the events or circumstances described in the following risk factors actually occurs, our business, financial condition or results of operations could suffer. In addition to the following disclosures, please refer to the other information contained in this report, including consolidated financial statements and related notes, and information contained in the Company’s other SEC filings. This document contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. This section discusses the business risk factors that might cause those differences.

RISKS RELATED TO OUR FINANCIAL OPERATIONS:

OUR PAST LOSSES RAISE DOUBTS ABOUT OUR ABILITY TO OPERATE PROFITABLY OR CONTINUE AS A GOING CONCERN

We have experienced substantial operating losses and we expect to incur significant operating losses until sales increase. We will also need to raise sufficient funds to finance our activities. We may be unable to achieve or sustain profitability. Our independent registered public accounting firm included an explanatory paragraph in their report, dated March 15, 2010, indicating substantial doubt about our ability to continue as a going concern. These factors raise substantial doubt as to our ability to continue as a going concern.

OUR EXPECTED FUTURE LOSSES RAISE DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN UNLESS WE CAN RAISE CAPITAL

Future events may lead to increased costs that could make it difficult for us to succeed. To raise additional capital, we may sell additional equity securities, or accept debt financing or obtain financing through a bank or other entity. There is no limit as to the amount of debt we may incur. Additional financing may not be available to us or may not be available on terms acceptable to us. If additional funds are raised through the issuance of additional stock, there may be a significant dilution in the value of our outstanding common stock.

WE MAY NOT BE ABLE TO RAISE THE REQUIRED CAPITAL TO CONDUCT OUR OPERATIONS

We may require additional capital resources in order to conduct our operations. If we cannot obtain additional funding, we may make reductions in the scope and size of our operations. In order to grow and expand our business, and to introduce our services to the marketplace, we will need to raise additional funds.

RISKS RELATED TO OUR BUSINESS OPERATIONS:

COMPETITION

Most of our competitors have greater financial and other resources than we have, and there is no assurance that we will be able to successfully compete.

IF WE DO NOT KEEP PACE WITH OUR COMPETITORS AND WITH TECHNOLOGICAL AND MARKET CHANGES, OUR SERVICES MAY BECOME OBSOLETE AND OUR BUSINESS MAY SUFFER

The market for our services is competitive and could be subject to rapid technological changes. We believe that there are potentially many competitive approaches being pursued, including some by private companies from which information is difficult to obtain. Many of our competitors have significantly greater resources and more services that directly compete with our services. Our competitors may have developed, or could in the future develop, new technologies that compete with our services even render our services obsolete.

WE COULD HAVE SYSTEMS FAILURES THAT COULD ADVERSELY AFFECT OUR BUSINESS

Our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems and infrastructure. Although we have taken precautions against system failure, interruptions could result from natural disasters as well as power losses, Internet failures, telecommunication failures and similar events. Our systems are also subject to human error, security breaches, computer viruses, break-ins, "denial of service" attacks, sabotage, intentional acts of vandalism and tampering designed to disrupt our computer systems. We also lease telecommunications lines from local and regional carriers, whose service may be interrupted. Any damage or failure that interrupts or delays network operations could materially and adversely affect our business.

OUR BUSINESS COULD BE ADVERSELY AFFECTED IF WE FAIL TO ADEQUATELY ADDRESS SECURITY ISSUES

We have taken measures to protect the integrity of our technology infrastructure and the privacy of confidential information. Nonetheless, our technology infrastructure is potentially vulnerable to physical or electronic break-ins, viruses or similar problems. If a person or entity circumvents its security measures, they could jeopardize the security of confidential information stored on our systems, misappropriate proprietary information or cause interruptions in our operations. We may be required to make substantial additional investments and efforts to protect against or remedy security breaches. Security breaches that result in access to confidential information could damage our reputation and expose us to a risk of loss or liability.

RISKS RELATED TO OUR SECURITIES:

THE SHARES AVAILABLE FOR SALE BY THE SELLING STOCKHOLDERS COULD SIGNIFICANTLY REDUCE THE MARKET PRICE OF OUR
COMMON STOCK

A total of 36,920,577 shares of our common stock are being registered for resale under this prospectus. The market price of our common stock could drop if a substantial amount of these shares are sold in the public market. A drop in the market price will reduce the value of your investment.

LACK OF AUTHORIZED STOCK TO COVER ALL OUTSTANDING OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES

As of December 31, 2009, the company has outstanding: (i) 26,033,565 shares of common stock; (ii) 17,437,800 warrants; (iii) 9,833,597 options; and, (iv) preferred stock that are convertible into 1,200,000 shares of common stock, resulting in on a fully diluted basis, 54,504,962 shares of common stock. However, the company currently has only 50,000,000 shares of common stock authorized by our Articles of Incorporation. If all of the holders of warrants, options, convertible debt and preferred stock requested to exercise or convert all of the warrants, options, convertible debt and preferred stock, we would be unable to accommodate 4,504,962 shares of common stock in those requests. The company could have liability in the future if an option holder, warrant holder, preferred stock holder or holder of convertible debt desires to exercise or convert but cannot because we do not have enough unissued common stock available for issuance. However, the following individual or entities have waived their reservation of common stock underlying options and warrants until such time that the board of directors deems the waiver is not necessary as follows: Stephen Sperco and related entities - 5,000,000 shares.

SELLING STOCKHOLDERS MAY SELL SECURITIES AT ANY PRICE OR TIME WHICH COULD REDUCE THE MARKET PRICE OF OUR COMMON STOCK

After effectiveness of this prospectus, the Selling Stockholders may offer and sell their shares at a price and time determined by them. The timing of sales and the price at which the shares are sold by the Selling Stockholders could have an adverse effect upon the public market for our common stock.

SINCE WE HAVE NOT PAID ANY DIVIDENDS ON OUR COMMON STOCK AND DO NOT INTEND TO DO SO IN THE FUTURE, A PURCHASER OF OUR COMMON STOCK WILL ONLY REALIZE A GAIN ON HIS INVESTMENT IF THE MARKET PRICE OF OUR COMMON STOCK INCREASES

We have never paid, and do not intend, to pay any cash dividends on our common Stock for the foreseeable future. An investor in this offering, in all likelihood, will only realize a profit on his investment if the market price of our common stock increases in value.

BECAUSE SHARES OF OUR COMMON STOCK MAY MOST LIKELY TRADE UNDER $5.00 PER SHARE, THE APPLICATION OF THE PENNY STOCK REGULATION COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND MAY AFFECT THE ABILITY OF HOLDERS OF OUR COMMON STOCK TO SELL THEIR SHARES

Our securities may be considered a penny stock. Penny stocks generally are defined as securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or quoted on the Nasdaq stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to penny stock rules that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. For any transaction involving a penny stock, unless exempt, the penny stock rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly statements must be sent by the broker-dealer disclosing recent price information on the limited market in penny stocks. The penny stock rules may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the public market.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of restricted common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have material adverse effect on the market price of our securities.

RISKS RELATED TO OUR CORPORATE GOVERNANCE:

OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY AND HAVE INDEMNITY RIGHTS

The Nevada Revised Statutes, our Articles of Incorporation and our By-Laws provide that we may indemnify our officers and directors against losses or liabilities which arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors.

USE OF PROCEEDS

We will pay for the cost of registering the shares of common stock in this offering. We will not receive any proceeds from the sale of the common stock by the Selling Stockholders. However, we may receive proceeds from the exercise of the options and warrants overlying the common stock. If all the options and warrants overlying the common stock in this offering were exercised, we will receive proceeds in the aggregate amount of $8,383,000. We will use such proceeds, if received, for general corporate purposes and working capital.

THE OFFERING

Outstanding Common Stock Before This Offering	26,033,565 shares of common stock are outstanding as of March 19, 2010, including 12,082,285 shares of common stock offered in this prospectus.

Common Stock Offered
A total of 36,920,577 shares of common stock, consisting of 12,082,285 shares of common stock already outstanding, and 24,838,292 shares of common stock underlying options and warrants. The options and warrants have not been exercised yet.

Outstanding Common Stock After This Offering
50,871,857 shares of common stock, if all of the 24,838,292 options and warrants are exercised. These options and warrants have exercise prices ranging from $0.0333334 per share to $1.50 per share, and expire at various times through the year 2012.

Offering Price Of the Common Stock	Determined at the time of sale by the selling stockholders.

Proceeds
We will not receive any proceeds from the sale of the common stock offered by the selling stockholders that may be sold pursuant to this prospectus. If all the options and warrants are exercised, we could receive approximately $8,383,000.

Risk Factors	The securities offered hereby involve a high degree of risk. See "Summary of Risk Factors" of this prospectus before making a decision to purchase our stock.

SELLING SECURITY HOLDERS

The following table sets forth the name of each Selling Stockholder, the number of shares of common stock offered by each Selling Stockholder, the number of shares of common stock to be owned by each Selling Stockholder if all shares were to be sold in this offering and the percentage of our common stock that will be owned by each Selling Stockholder if all shares are sold in this the offering.  The shares of common stock being offered hereby are being registered to permit public secondary trading and the Selling Stockholders may offer all, none or a portion of the shares for resale from time to time.

Name Of Selling Stockholder (1)	Shares Owned Before Offering	Shares Offered For Sale	Shares Owned After Offering If All Offered Shares Are Sold (2)	Percentage Owned After Offering If All Offered Shares Are Sold (2)

Manfred Sternberg (3) (a - 1,668,279) (b – 2,100,000) (c - 5,000)	6,423,279	3,773,279	2,650,000	10%
Manfred D. Sternberg & Associates PC (4) (c)	308,594	308,594	-	0%
Five Star Mountain LP (4) (c)	286,995	286,995	-	0%
Manfred Sternberg Jr. Cust For Maggie Sternberg (5) (c)	110,000	110,000	-	0%
Manfred Sternberg Jr. Cust For Max Sternberg (5) (c)	110,000	110,000	-	0%
William Koehler (6) (a - 356,750) (b - 1,540,000) (c - 500,000) (d - 328,367)	4,925,117	2,725,117	2,200,000	8%
Albert Koehler (7) (a)	54,050	654,050	-	0%
Albert M. Koehler, Sr. (7) (a - 76,013) (b - 7,500) (c - 4,630)	88,143	88,143	-	0%
Robert Davis (8) (a)	35,023	35,023	-	0%
Madred Partners Ltd (9) (c)	74,205	874,205	-	0%
Altitude Partners (9) (a)	500,000	500,000	-	0%
MPH Production Company Inc. (9) (c)	40,000	40,000	-	0%
Catherine Margaret Davis (10) (c)	110,000	110,000	-	0%
Virginia Harper Davis (10) (c)	110,000	110,000	-	0%
Sarah Beth Davis (10) (c)	110,000	110,000	-	0%
Stephen J. Sperco (11) (a - 6,406,750) (b - 1,200,000)	10,706,750	7,606,750	3,100,000	12%
SAI Corporation (12) (a)	4,713,500	2,213,500	2,500,000	10%
A. T. Sperco (13) (a)	25,000	25,000	-	0%
Charles E. Leibold (14) (b)	850,000	600,000	250,000	1%
Larry Walker (15) (b - 590,000) (d - 24,836)	864,836	614,836	250,000	1%
David A. Draper (16) (b)	237,503	237,503	-	0%
Richard Yee (17) (b)	321,600	321,600	-	0%
Don Corley (18) (b)	265,750	265,750	-	0%
Gilbert Gertner (19) (b)	300,000	300,000	-	0%

Name Of Selling Stockholder (1)	Shares Owned Before Offering	Shares Offered For Sale	Shares Owned After Offering If All Offered Shares Are Sold (2)	Percentage Owned After Offering If All Offered Shares Are Sold (2)
The Chase Family Trust (20) (a - 312,641) (c - 805,400)	1,316,041	1,118,041	198,000	0%
Andrew Patrick Chase (21) (c)	151,350	151,350	-	0%
Samuel M. Chase, III (21) (c)	151,350	151,350	-	0%
Gregory J. Micek (22) (a - 606,750)	606,750	606,750	-	0%
John J. Micek, Jr. (23) (a)	453,375	453,375	-	0%
Anna Louise Micek (23) (a)	303,375	303,375	-	0%
Laura Micek & Shun Kwong (23) (a)	100,000	100,000	-	0%
Reece & Jenny Micek (23) (a)	50,000	50,000	-	0%
Jeff Olexa (24) (c)	330,045	330,045	-	0%
Dale Geary (25) (a)	275,000	25,000	250,000	1%
John Geary (26) (a)	25,000	25,000	-	0%
Dorothy T. Nicholson d/b/a Nicholson Interests (a)	625,281	625,281	-	0%
Icon Capital Partners, LP (a)	608,100	608,100	-	0%
David Ray Bartula (a)	706,750	506,750	200,000	0%
L. Cullen and Patricia A. Moore (a)	506,750	506,750	-	0%
Jean & Amy Frizzell (a)	506,750	506,750	-	0%
The Nutmeg Group LLC (a)	456,075	456,075	-	0%
George Speaks (c)	422,825	422,825	-	0%
The Styles Company (c)	375,000	375,000	-	0%
Lee W. Slade (a)	312,641	312,641	-	0%
Martin Ostroff (a)	312,641	312,641	-	0%
John E. Kemper (a)	304,050	304,050	-	0%
Olympia LLC (a)	304,050	304,050	-	0%
Katmas Investments GP Inc. d/b/a Wallstreet Texas (a)	304,050	304,050	-	0%
Alex Bitoun (b - 114,250) (d - 161,904)	276,154	276,154	-	0%
Lynne Randall (b - 89,250) (d - 160,968)	250,218	250,218	-	0%
Herbert Arnold Duke (c)	247,463	247,463	-	0%
Joseph P. Gutkowski (a)	320,000	240,000	80,000	0%
Dana Kirkpatrick (b)	213,250	213,250	-	0%
David Schuller (a)	202,700	202,700	-	0%
Lewis Opportunity Fund (a)	100,000	100,000	-	0%
Platinum Partners (c)	200,000	200,000	-	0%
Diablo Consultants (c)	99,000	99,000	-	0%
Michael McDonald (b)	160,000	160,000	-	0%
Eric Kelly (d)	166,277	166,277	-	0%
Barry Goldstein (c)	164,976	164,976	-	0%
Glenn Murer (c)	164,976	164,976	-	0%
Chad Follmer (a)	152,025	152,025	-	0%
David D. Wood (a)	152,025	152,025	-	0%
Joe Koshy (a)	152,025	152,025	-	0%
Teddy Aven (a)	152,025	152,025	-	0%
Mark Krakowski (c)	148,488	148,488	-	0%
Reginald Wells (b - 119,800) (d - 15856)	135,656	135,656	-	0%
Bruno Loviat (b -90,000) (d - 28,063)	118,063	118,063	-	0%
Teddy & Frances Aven (a)	56,250	56,250	-	0%
Roberto Mora-Ramos (d)	106,012	106,012	-	0%
John R. Werner (a)	101,350	101,350	-	0%
Lisa Thompson (a)	101,350	101,350	-	0%
Raymond A. Bartula (a)	141,350	101,350	40,000	0%
George T. Sharp (c)	100,000	100,000	-	0%
Joseph Noel (c)	100,000	100,000	-	0%
Joe B. Wolfe (28) (c)	15,280	15,280	-	0%
Joe B. Wolfe (29) (c)	82,488	82,488	-	0%
Bernie Milligan (b)	90,835	90,835	-	0%
Christopher Hett (c)	82,488	82,488	-	0%
F&J Partnership (c)	82,488	82,488	-	0%
Frederick Wedell (c)	82,488	82,488	-	0%
James R. Echols Sr (c)	82,488	82,488	-	0%
John O'Shea (29) (c)	82,488	82,488	-	0%
Operation Dogbone (c)	82,488	82,488	-	0%
W. Cobb Hazelrig (c)	82,488	82,488	-	0%

Name Of Selling Stockholder (1)	Shares Owned Before Offering	Shares Offered For Sale	Shares Owned After Offering If All Offered Shares Are Sold (2)	Percentage Owned After Offering If All Offered Shares Are Sold (2)
Wayne O'Neill (a)	78,161	78,161	-	0%
Jimmy Riggle (b)	63,750	63,750	-	0%
Richard Louise (28) (c)	45,840	45,840	-	0%
Richard Louise (29) (c)	13,749	13,749	-	0%
Charles Christopher Caldwell (a)	52,107	52,107	-	0%
Darren Bartula (a)	70,675	50,675	20,000	0%
Elissa & Clay McCollor (a)	50,000	50,000	-	0%
Thomas Buehler (c)	50,000	50,000	-	0%
Leah Fearmonti (b)	55,000	50,000	5,000	0%
Lisa Anderson-Williams (b)	50,000	50,000	-	0%
Richard Hasenmyer (b - 38,250) (d - 10,757)	49,007	49,007	-	0%
Jon Dangar (28) (c)	44,587	44,587	-	0%
William Pritchard (c)	41,244	41,244	-	0%
Randall W. Heinrich (c)	34,000	34,000	-	0%
Marc Bitoun (d)	33,488	33,488	-	0%
Andy Martin (27) (c)	32,400	32,400	-	0%
Jeff Casinger (b - 25,913) (d - 6,334)	32,247	32,247	-	0%
Westminster Securities Corporation (27) (c)	32,000	32,000	-	0%
Dr. Ed Zabrek (c)	30,000	30,000	-	0%
Sherri Poole (a)	25,000	25,000	-	0%
Scott Bowman (28) (c)	22,293	22,293	-	0%
Albert F Vickers (d)	18,708	18,708	-	0%
Adam Cabibi (28) (c)	17,850	17,850	-	0%
Miranda Weaver (b)	14,500	14,500	-	0%
Teton Investment Partners LLC (27) (c)	14,000	14,000	-	0%
Paul J. Alar (28) (c)	14,000	14,000	-	0%
Hilda Sepulveda (b)	10,500	10,500	-	0%
Larry King (b)	9,750	9,750	-	0%
Mike Bumgardner (d)	10,991	10,991	-	0%
Brushard Higgins (b)	8,250	8,250	-	0%
Dr. Paul Handel (c)	10,000	10,000	-	0%
Dr. Thomas Garcia (c)	10,000	10,000	-	0%
Dr. William Gilmer (c)	10,000	10,000	-	0%
Dr. Kim Dunn (c)	10,000	10,000	-	0%
Brian Smith (b)	8,250	8,250	-	0%
Rodney Shelton (b)	6,500	6,500	-	0%
Deborah Dixon (b)	6,000	6,000	-	0%
Barbara Fullerton (b)	5,700	5,700	-	0%
Joe Singleton (b)	5,500	5,500	-	0%
Anita Marin (b)	5,250	5,250	-	0%
Louis Vetrano (d)	4,677	4,677	-	0%
Jason Lussier (b)	4,500	4,500	-	0%
Donantonio Williams (b)	4,250	4,250	-	0%
Nate Lewis (b)	4,000	4,000	-	0%
Bryan Emerson (28) (c)	3,600	3,600	-	0%
Angela Clare-Allen (b)	3,250	3,250	-	0%
Shelly Rhoden (b)	3,250	3,250	-	0%
MidSouth Capital Inc. (27) (c)	3,150	3,150	-	0%
Robby Delmenhorst (b)	3,000	3,000	-	0%
Kevin Gibbons (d)	1,637	1,637	-	0%
James Story (d)	1,546	1,546	-	0%
Al Miranda (d)	87	87	-	0%
Ronald Stark (d)	87	87	-	0%

	48,663,577	36,920,577	11,743,000

(1) To the best of our knowledge, no Selling Stockholder has a short position in our common stock. To the best of our knowledge, no Selling Stockholder that is a beneficial owner of any of these shares is a broker-dealer or an affiliate of a broker-dealer, except for Westminster Securities Corporation, John O'Shea, Richard Louise, Joe Wolfe, Jon Dangar, Scott Bowman, Paul Alar, Andy Martin, Teton Investment Partners LLC, Adam Cabibi, Bryan Emerson and MidSouth Capital Inc. See footnotes # 27, 28 and 29. Except as set forth below, no Selling Stockholder has held any position or office, or has had any material relationship with us or any of our affiliates within the past three years. Includes the heirs, successors and assigns of the Selling Stockholders. Upon notification to us from a Selling Stockholder that there is an heir, successor or assign, we will file a prospectus supplement to provide information about such heir, successor or assign.

(2) Assumes no sales are transacted by the Selling Stockholder during the offering period other than in this offering. The applicable percentage of ownership is based on 26,033,565 shares of our common stock outstanding as of March 19, 2010 plus the additional shares that the selling stockholder is deemed to beneficially own. Any percentage less than one percent is reported as "0".

(3) Manfred Sternberg was formerly our Chief Strategy Officer and director.

(4) These entities are either owned or controlled by Manfred Sternberg who was formerly our Chief Strategy Officer and director.

(5) These persons are relatives of Manfred Sternberg who was formerly our Chief Strategy Officer and director.

(6) William Koehler was formerly our President, COO and director.

(7) These persons are relatives of William Koehler who was formerly our President, COO and director.

(8) Robert Davis was formerly one of our directors.

(9) These entities are either owned or controlled by Robert Davis who was formerly one of our directors.

(10) These persons are relatives of Robert Davis who was formerly one of our directors.

(11) Stephen J. Sperco is our CEO, President and one of our directors.

(12) This entity is either owned or controlled by Stephen J. Sperco our CEO, President and one of our directors.

(13) This person is a relative of Stephen J. Sperco our CEO, President and one of our directors.

(14) Charles E. Leibold is our CFO, Senior Vice President and one of our directors.

(15) Larry Walker was formerly President of our subsidiary, Trilliant Technology Group, Inc.

(16) David A. Draper was formerly our Senior Vice President of Business Development and Strategy.

(17) Richard Yee was formerly our Senior Vice President of Operations.

(18) Don Corley was formerly Vice President of our Division Sales.

(19) Gilbert Gertner was formerly one of our directors.

(20) The Chase Family Trust is controlled by the spouse of Samuel M. Chase, Jr. who was affiliated with Masynda Corporation, which was formerly our financial advisor.

(21) These persons are relatives of Samuel M. Chase, Jr. who was affiliated with Masynda Corporation, which was formerly our financial advisor.

(22) Gregory J. Micek was formerly our CFO.

(23) These persons are relatives of Gregory Micek who was formerly our CFO.

(24) Jeff Olexa was formerly our Chief Technology Officer and formerly one of our directors.

(25) Dale Geary was formerly one of our directors.

(26) This person is a relative of Dale Geary who was formerly one of our directors.

(27) These broker-dealers are selling shareholders who received these securities as underwriting compensation.

(28) These selling shareholders are affiliates of broker-dealers. These persons represent that (1) they purchased these securities in the ordinary course of business; and (2) at the time of purchase of the securities we are registering for resale, the seller had no agreements or understanding, directly or indirectly, with any person, to distribute the securities.

(29) These affiliates of broker-dealers received the securities as underwriters.

(a) Shares and warrants issued for investment in private placement offerings.

(b) Options issued as compensation.

(c) Shares and warrants issued primarily as a result of the company borrowing funds, payment for services rendered and settlement of debts.

(d) Shares issued for acquisition of Trilliant Corporation assets.

PLAN OF DISTRIBUTION

The Selling Stockholders (of record ownership and of beneficial ownership) and any of their pledges, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders are not required to sell any shares in this offering. There is no assurance that the Selling Stockholders will sell any or all of the common stock in this offering. The Selling Stockholders may use any one or more of the following methods when selling shares:

-	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

-	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

-	Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

-	An exchange distribution following the rules of the applicable exchange.

-	Privately negotiated transactions.

-	Short sales or sales of shares not previously owned by the seller.

-	An agreement between a broker-dealer and a Selling Stockholder to sell a specified number of such shares at a stipulated price per share.

-	A combination of any such methods of sale.

-	Any other lawful method.

The Selling Stockholder may also engage in:

-	Short selling against the box, which is making a short sale when the seller already owns the shares.

-	Buying puts, which is a contract whereby the person buying the contract may sell shares at a specified price by a specified date.

-	Selling calls, which is a contract giving the person buying the contract the right to buy shares at a specified price by a specified date.

-	Selling under Rule 144 under the Securities Act, if available, rather than under this prospectus.

-	Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stock holder.

-
Pledging shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholder in amounts to be negotiated.  If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated.  We do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering.

If we are notified by a Selling Stockholder that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the Registration Statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the Selling Stockholder and the broker-dealer.

DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

The holders of shares of our common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. If we are required to go into liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities and preferred stock. Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive rights. Holders of common stock are entitled to dividends as declared by the board of directors out of funds legally available. The outstanding common stock is validly issued and non-assessable.

As of March 19, 2010, we had 26,033,565 shares outstanding of which 22,240,901 shares were restricted shares. All 22,240,901 restricted shares are more than one year old and may be sold pursuant to Rule 144.

PREFERRED STOCK

In June 2007 Bluegate's board of directors approved the issuance of 48 shares of Series C voting convertible non-redeemable preferred stock with a par value of $0.001 per share and a liquidation value of $12,500 per share. Each share of Series C convertible preferred stock may be converted, at the option of the shareholder, into 25,000 shares of common stock or a total of 1,200,000 shares of common stock. Each share of preferred stock has 15 times the number of votes its conversion-equivalent number of shares of common stock, or 375,000 votes per share of preferred stock. The 48 shares of preferred stock will have an aggregate of 18 million votes.

Effective June 28, 2007, we sold 8 shares of Series C preferred stock for $100,000 in cash to SAI Corporation ("SAIC"), a corporation controlled by Stephen Sperco ("Sperco"). We also granted to SAIC warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.17 per share expiring in June 2012. On the same day we sold 40 shares of Series C preferred stock for $500,000 in cash to Sperco. We also granted to Sperco warrants to purchase up to 5,000,000 shares of our common stock at an exercise price of $0.17 per share expiring in June 2012. Bluegate’s net tangible book value (deficit) per share was ($0.13) prior to the investment in the preferred stock by Mr. Sperco and SAI Corporation on June 28, 2007. After the $600,000 cash investment and assuming that Mr. Sperco and SAI Corporation converted all of the 48 shares of preferred stock into 1,200,000 shares of common stock and exercised all of the 7,200,000 warrants at $0.17 per share resulting in $1,020,000 proceeds to Bluegate, Bluegate’s net tangible book value (deficit) per share would have been reduced to ($0.01). Mr. Sperco is our CEO, President and a director. On February 14, 2008, we finalized and consummated a transaction with a deemed effective date of February 1, 2008 whereby we issued 9,150,000 shares of stock for the conversion of related party debts of directors totaling $305,000. The conversion and purchase price per share was $0.0333334. The excess of the fair value of the stock over the debt converted and shares purchased totaled $518,500 and was recorded as compensation expense. The following individuals or related entities converted debt and received the following shares: (i) Stephen Sperco, Director, CEO and President, received 3,000,000 shares; (ii) SAI Corporation, an entity controlled by Stephen Sperco, received 1,500,000 shares; (iii) Manfred Sternberg, former Director/Chief Strategy Officer, received 2,400,000 shares; (iv) William Koehler, former Director/President, received 2,100,000 shares; and, (v) Dale Geary, former Director, received, 150,000 shares.  As a result of this transaction, certain adjustment provisions in these warrant agreements were triggered. Pursuant to the adjustment provisions, the exercise price of the previously issued warrants to purchase 6,000,000 shares of our common stock at $0.17 per share was reduced to $0.0333334 per share. As a result of his purchase of Series C Preferred Stock described above, and his previously and subsequently acquired stock, options and warrants, Mr. Sperco beneficially owns 44% of our common stock without taking into account the super voting power of the Preferred Stock, and 62% when taking into account the super voting power of the Preferred Stock.

INTERESTS OF NAMED EXPERTS

Our consolidated balance sheets as of December 31, 2009 and 2008 and the consolidated statements of operations, stockholders' deficit, and cash flows, for the two years then ended, have been included in the registration statement on Form S-1 of which this prospectus forms a part, in reliance on the report of MALONEBAILEY, LLP, an Independent Registered Public Accounting Firm, given on the authority of that firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

INTRODUCTION

Bluegate Corporation consists of the networking service (carrier/circuit) business that provides internet connectivity to corporate clients on a subscription basis; essentially operating as a broker.

In the Company’s Form 10-K, we refer to ourselves as "Bluegate", "We", "Us", “the Company”, and "Our." References to our common stock herein give effect to our 20:1 reverse stock split which occurred in 2004.  In 2004, we took corporate action to increase the number of our authorized shares of common stock to be 50,000,000 shares of common stock.

Our executive offices are located at: Bluegate Corporation, 701 North Post Oak Road, Suite 600, Houston, Texas 77024, tel. voice: 713-686-1100, fax: 713-682-7402. Our Web site is www.bluegate.com.

Our growth is dependent on attaining profit from our operations and our raising capital through the sale of stock or debt.  There is no assurance that we will be able to raise any equity financing or sell any of our products at a profit.

Our functional currency is the U.S. dollar.  Our independent registered public accounting firm issued a going concern qualification in their report dated March 15, 2010, which raises substantial doubt about our ability to continue as a going concern. Our stock is traded on the OTCBB. Our trading symbol is "BGAT."

CORPORATE HISTORY

In 1996, Congress passed the Health Insurance Portability and Accountability Act ("HIPAA"). Two of the many features of HIPAA were a mandate that the healthcare industry move toward using electronic communication technology to streamline and reduce the cost of healthcare, and a requirement that healthcare providers treat virtually all healthcare information as confidential, especially when electronically transmitted.

In 2001, Mr. Manfred Sternberg acquired effective control of the company and during 2002 and 2003 under his leadership, the company commenced development and completion of the necessary systems to offer integrated HIPAA compliant Medical Grade Network® to the health care community to provide electronic systems required by increasing U.S. public policy mandates to accelerate the movement to secure electronic health records.

In 2003, a minority amount of our revenue was related to our HIPAA business.  In 2004, a majority of our revenue was related to our HIPAA business. In 2005, all of our revenues were related to our health care service model.

In 2004, to accelerate our movement into the electronic health record business, we sold our Internet Service Provider ("ISP") customer base effective June 21, 2004 to concentrate on our health care IT solutions model and its Medical Grade Network®.

In 2004, we contracted with the largest healthcare system in Texas to provide physicians with Internet bandwidth and managed security services using our Medical Grade Network®.

In March 2005 we acquired substantially all of the assets and assumed certain ongoing contractual obligations of TEKMedia Communications, Inc., a company that provided traditional IT consulting services, in exchange for 132,000 shares of the Company’s common stock valued at $116,160.

In September 2005 we acquired substantially all of the assets and assumed certain ongoing contractual obligations of Trilliant Corporation, a company that provides assessment, design, vendor selection, procurement and project management for large technology initiatives, particularly in the healthcare arena. The acquisition strengthened Bluegate as a competitor in the technology management industry. The purchase price consisted of $161,033 cash and 258,308 shares of Bluegate's common stock valued at $180,816. The asset sale and purchase agreement provided for additional consideration up to 827,160 common shares depending on the acquired business’ revenue through September 2007 and royalty payments based on sales through September 2007 of certain software acquired. In accordance with the asset sale and purchase agreement, 407,407 shares of Bluegate’s common stock valued at $301,481 was issued in 2006 as additional consideration based upon the acquired business’ revenue calculation after the first year and 419,753 shares of Bluegate’s common stock valued at $33,580 was issued in 2007 as additional consideration based upon the acquired business’ revenue calculation after the second year.

Effective June 28, 2007, we sold 8 shares of Series C Preferred Stock for $100,000 in cash to SAI Corporation, a corporation controlled by Stephen Sperco who was our CEO and a Director. We also granted to SAI Corporation warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.17 per share expiring in June 2012.  On the same day we sold 40 shares of Series C Preferred Stock for $500,000 in cash to Stephen Sperco.  We also granted to Mr. Sperco warrants to purchase up to 5,000,000 shares of our common stock at an exercise price of $0.17 per share expiring in June 2012.  Each share of Preferred Stock is convertible into 25,000 shares of common stock. Each share of Preferred Stock has 15 times the number of votes its conversion-equivalent number of shares of common stock, or 375,000 votes per share of Preferred Stock.  The 48 shares of Preferred Stock will have an aggregate of 18 million votes.  The Preferred Stock votes along with the common stock on all matters requiring a vote of shareholders and the Preferred Stock is not redeemable by us. Bluegate’s net tangible book value (deficit) per share was ($0.13) prior to the investment in the preferred stock by Mr. Sperco and SAI Corporation on June 28, 2007. After the $600,000 cash investment and assuming that Mr. Sperco and SAI Corporation converted all of the 48 shares of preferred stock into 1,200,000 shares of common stock and exercised all of the 7,200,000 warrants at $0.17 per share resulting in $1,020,000 proceeds to Bluegate, Bluegate’s net tangible book value (deficit) per share would have been reduced to ($0.01).

As a result of his purchase of Series C Preferred Stock described above, and his previously and subsequently acquired stock, options and warrants, Mr. Sperco beneficially owns 44% of our common stock without taking into account the super voting power of the Preferred Stock, and 62% when taking into account the super voting power of the Preferred Stock. One of the conditions of Mr. Sperco’s purchase of the Preferred Stock was that both he and Dale Geary be appointed as Directors.

Effective May 31, 2009, Mr. Koehler resigned as President from the company.

Effective July 29, 2009, Charles Leibold became a Director as a result of: (A) the June 12, 2009 written consent of a majority of our shareholders; (B) the June 22, 2009 filing of a Preliminary Information Statement; (C) the July 8, 2009 filing of a Definitive Information Statement; and, (D) the July 9, 2009 mailing of the Definitive Information Statement to our shareholders.  The Definitive Information Statement had a record date of June 25, 2009. Mr. Leibold remains our Chief Financial Officer and Principal Accounting Officer.

Effective July 30, 2009, the titles of CEO and President were combined, and Stephen Sperco was appointed President. Mr. Sperco is our CEO/President/Director. Stephen Sperco was appointed Chairman of the Board.  The executive officer position of Chief Strategy Officer was eliminated and Mr. Sternberg’s employment was terminated.

Effective October 27, 2009, Mr. Koehler resigned as Director and effective October 28, 2009, Mr. Sternberg and Mr. Geary resigned as Directors.

In order to preserve common shareholder value, avoid bankruptcy and minimize Bluegate’s ongoing loss, effective November 7, 2009, Bluegate entered into the following transactions: 1) disposed of certain Medical Grade Network (“MGN”) assets and business and the elimination of certain liabilities (consisting primarily of: a) furniture, computers and related software and peripherals with a $17,889 book value; b)  contracts, agreements, lists of telephone and fax numbers, licenses, permits, intellectual properties, registered mark for MGN, and business name of Bluegate with a -0- net book value; c) eliminated liabilities of $43,607 principally related to customer product prepays which were assumed by the purchaser) to Sperco, LLC (“Sperco”) (an entity controlled by Stephen Sperco (“SS”), our CEO/President/Director) for $200,000, with payment made by a combination of $100,000 cash and $100,000 forgiveness of debt to SAI Corporation (“SAIC”) (an entity controlled by SS), plus a net adjustment of $7,100 due to Bluegate from Sperco resulting from Bluegate’s collection of principally accounts receivable totaling $161,900 on behalf of Sperco for the period from November 8, 2009 through December 31, 2009, offset by Sperco’s payment of $169,000 to Bluegate for the personnel, facilities, tools, and resources necessary for Bluegate to support both the MGN and HIMS operations for Sperco for the same period; 2) entered into a Separation Agreement and Mutual Release in Full of all claims with Manfred Sternberg (“MS”) (former Director/Corporate Officer), which included the elimination of $28,499 of accrued director fees and vehicle allowances in exchange for repayment of a loan plus accrued interest totaling $44,369 to MS; and 3) entered into A Separation Agreement and Mutual Release in Full of all claims with William Koehler (“WK”) (former Director/Corporate Officer), which included the elimination of $28,499 of accrued director fees and vehicle allowances in exchange for repayment of a loan plus accrued interest totaling $44,374 with a direct payment to WK’s American Express account and a $1 payment to WK; and 4) disposed of certain Trilliant Technology Group, Inc.’s assets and business (consisting primarily of: a) Computers and related software and peripherals with a -0- net book value; b) lists of telephone and fax numbers and  intellectual properties with a -0- net book value) to Trilliant Corporation (an entity controlled by WK) for a cash payment of $5,000; and 5) disposed of certain Bluegate Healthcare Information Management Systems (“HIMS”) assets and business (consisting primarily of: a) Contracts, agreements and intellectual properties with a -0- net book value) to SAIC in exchange for a Mutual Release in Full of certain claims and a $1 payment to SAIC; and 6) obtained a Fairness Opinion dated November 6, 2009 presented by Convergent Capital Appraisers.

Pursuant to the State of Nevada Revised Statutes, which authorizes the taking of action by written consent of the shareholders without a meeting, a super majority of the voting power of the shareholders of Bluegate gave their consent to the above actions. During November 2009, Bluegate filed a Preliminary Information Statement on Schedule 14C with the SEC and subsequently submitted responses to their comments. We are waiting for the SEC’s response in order to file a Definitive Information Statement on Schedule 14C and finalize the notice to be mailed to shareholders.

As a result of these transactions, Bluegate received $105,000 cash; reduced the secured note payable to SAIC by $100,000; paid off unsecured notes payable and accrued interest of $88,743 to MS and WK; eliminated $56,998 of accrued liabilities to MS and WK; recorded $24,234 of expenses (principally legal and professional); removed the remaining book value of fixed assets of $17,889, eliminated $43,607 of customer liabilities assumed by Sperco and the net effect of $263,484 as an increase to additional paid-in capital since the effect was treated as related party forgiveness of debt.

OUR BUSINESS PRIOR TO THE NOVEMBER 7, 2009 DISPOSITION OF CERTAIN ASSETS AND BUSINESS

Bluegate provided the nation's only Medical Grade Network® that facilitated physician and clinical integration between hospitals and physicians in a secure private environment.  As a leader in providing the Healthcare industry outsourced Information Technology (IT) solutions and remote IT management services, Bluegate provided hospitals and physicians with a single source solution for all of their clinical integration and IT needs.  Additionally Bluegate provided IT, telecommunication, implementation project management and consulting through its professional services organization.

CONSULTING PRACTICE

Healthcare institutions have very unique requirements not found in a typical commercial environment.  Our Healthcare consulting practice worked with medical facilities and systems on evaluation, procurement and implementation of healthcare related voice, data, video, infrastructure and applications for the Healthcare environment with a particular emphasis on the deployment of Electronic Medical Record applications.  Our IT/Telecommunications consulting practice worked in various industry verticals providing evaluation, procurement, and implementation of IT/Telecommunications solutions for our clients.  Our Applications consulting practice provided specific applications development, enhancement, coding, and integration work for various industry verticals.

OUTSOURCING

Our outsourcing offering included help desk support and break-fix operations as well as acquisition and special financing of equipment and services.  It also included provisions for technology refresh, change management, and level of service agreements.  Our target market for such services consisted of private-practice physicians whose office staffs typically lack the in-house technical expertise to support mission-critical computer systems and associated hardware.  In many cases, these private-practice physicians were affiliated with our larger medical facility clients, creating a logical foundation for Bluegate to establish and maintain long-term business relationships.

SYSTEMS INTEGRATION AND MANAGED SECURITY SOLUTIONS

Our systems integration and managed security group enabled secure, HIPAA-compliant data communication between hospitals, medical facilities, and physician practices from all locations via the services of our Bluegate Medical Grade Network® - ultimately enhancing patient care. We also provided affordable access to compatible medical-focused content and applications over a secure IT infrastructure to improve practice efficiency and service. We extended IT Best Practices to the edge of the healthcare network ensuring every access point for the physician and healthcare location is as secure as the hospital itself.

MARKET OPPORTUNITY IN HEALTHCARE

Electronic data communication networks have vast potential for enhancing the quality of patient care, mitigating the soaring costs of healthcare, and protecting patient privacy.  To harness this potential, the current administration, Congress, and administrative agencies are advocating that all physicians get connected to the proposed national health information network (NHIN) system.  A NHIN is expected to enable physicians to write electronic prescriptions (eRx) and securely share patient electronic health records (EHR), including medical images, with other healthcare providers at hospitals, clinics, and individual physician offices.

In order to access and use the NHIN, individual physicians must have the appropriate IT environment at their offices, and the hospitals where they admit patients.  Further, the hospitals’ credentialed physicians must be on a common HIPAA compliant network.  Once the hospital has installed the necessary secure electronic connectivity behind their firewall, the "last mile" of connectivity, the figurative distance from the telecommunication provider's switch to an end user (i.e. the physician), still presents a major challenge.  In addition to being HIPAA-compliant, the networks also need to be interoperable, which requires assessing and augmenting physicians' existing IT equipment and resources.  Adequate training and technical support is necessary to ensure the highest possible network availability and security and the ability to move and manage information back and forth.

The Administrative Simplification provisions of Title II of HIPAA require the United States Department of Health and Human Services to establish national standards for electronic healthcare transactions and national identifiers for providers, health plans, and employers. It also addresses the security and privacy of health data.  Adopting these standards will improve the efficiency and effectiveness of the nation's Healthcare system by encouraging the widespread use of electronic data interchange in Healthcare.  As the result of increasing pressure for healthcare providers to adopt electronic health records and the healthcare IT environment created by the Stark Law exceptions there was an increasing demand for Bluegate’s networks, technologies, remote management, and professional IT services.

OUR BUSINESS SUBSEQUENT TO THE NOVEMBER 7, 2009 DISPOSITION OF CERTAIN ASSETS AND BUSINESS

Bluegate consists of the networking service (carrier/circuit) business that provides internet connectivity to corporate clients on a subscription basis; essentially operating as a broker.

BLUEGATE STRATEGY

Our strategy is to stabilize our internet connectivity business and pursue expansion of our market outside of the healthcare industry.

COMPETITION

Most of our competitors have greater financial and other resources than we have, and there is no assurance that we will be able to successfully compete.

OUR BUSINESS - CUSTOMERS AND VENDORS
CONTINUING AND DISCONTINUED COMBINED FOR 2009

 Major Customers.  During 2009, our top five customers accounted for 53% of our service revenue and no single customer accounted for more than 16% of service revenue.

Major Vendors. During 2009, our top five vendors accounted for 58% of our purchases and no single vendor accounted for more than 23% of purchases.

OUR BUSINESS - CUSTOMERS AND VENDORS
CONTINUING FOR 2009

Major Customers.  During 2009, our top five customers accounted for 27% of our service revenue and no single customer accounted for more than 10% of service revenue.

Major Vendors. During 2009, our top five vendors accounted for 91% of our purchases and no single vendor accounted for more than 53% of purchases.

EMPLOYEES

At December 31, 2009 we had 14 full time employees and 1 part-time employee. As a result of the disposition of certain assets and business, effective January 1, 2010 there are no Bluegate Corporation employees and Sperco, LLC will continue to provide management, accounting, administrative, maintenance, and technical support for Bluegate’s business and corporate reporting requirements as needed in exchange for short term free rent.

AVAILABLE INFORMATION ABOUT US

The public may read and copy any materials we file with the Securities and Exchange Commission (“SEC”) at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at (http://www.sec.gov). Our Internet site is www.bluegate.com.

DESCRIPTION OF PROPERTY

We lease approximately 7,290 square feet of office space located at 701 North Post Oak Road, Suite 600, Houston, Texas 77024, for a monthly lease payment of approximately $9,000.  The lease expires in November 2013 and we are pursuing subletting unused space.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our stock is traded on the OTCBB and our trading symbol is "BGAT."  The following table sets forth the quarterly high and low bid price per share for our common stock.  These bid and asked price quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual prices.  Our fiscal year ends December 31.
COMMON STOCK PRICE RANGE	2010		2009		2008
	HIGH	LOW	HIGH	LOW	HIGH	LOW
First Quarter (1/1/10 - 3/19/10)	$0.025	$0.003	$0.040	$0.0008	$0.150	$0.060
Second Quarter			0.035	0.005	0.090	0.030
Third Quarter			0.015	0.010	0.150	0.030
Fourth Quarter			0.035	0.005	0.040	0.005

COMMON STOCK

On March 19, 2010, we had outstanding 26,033,565 shares of Common Stock, $0.001 par value per share.

On March 19, 2010, the closing bid price of our stock was $0.025 per share.

On March 19, 2010, we had approximately 511 shareholders of record.

One of our record stockholders is a nominee located offshore with record ownership (not beneficial ownership) of approximately 5% of our shares of common stock.  Our transfer agent is American Stock Transfer and Trust Company.

We have not paid any cash dividends and we do not expect to declare or pay any cash dividends in the foreseeable future.  Payment of any cash dividends will depend upon our future earnings, if any, our financial condition, and other factors as deemed relevant by the Board of Directors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
PLAN CATEGORY:	(a)	(b)	(c)
Equity compensation plans approved by security holders	-	$-	-
Equity compensation plans not approved by security holders	9,833,597	$0.39	1,867,315	(1)
(1) These shares are the remaining unissued shares under our 2005 Stock and Stock Option Plan (the 2005 Plan)

FINANCIAL STATEMENTS

BLUEGATE CORPORATION
__________

CONSOLIDATED FINANCIAL STATEMENTS
WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

BLUEGATE CORPORATION

__________

PAGE
____

Report of Independent Registered Public Accounting Firm	F-3

Consolidated Financial Statements:

Consolidated Balance Sheets as of December 31, 2009 and 2008	F-4

Consolidated Statements of Operations for the years ended December 31, 2009 and 2008	F-5

Consolidated Statements of Stockholders' Deficit for the years ended December 31, 2009 and 2008	F-6

Consolidated Statements of Cash Flows for the years ended December 31, 2009 and 2008	F-7

Notes to Consolidated Financial Statements	F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To           the Board of Directors
Bluegate Corporation
Houston, Texas

We have audited the accompanying consolidated balance sheets of Bluegate Corporation, (“Bluegate”) as of December 31, 2009 and 2008 and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of Bluegate’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bluegate as of December 31, 2009 and 2008 and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Bluegate will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, Bluegate has negative working capital and suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONEBAILEY, LLP
www.malone-bailey.com
Houston, Texas

March 15, 2010

BLUEGATE CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$27,084	$11,283
Accounts receivable, net	92,469	18,917
Prepaid expenses and other	41,064	16,812
Assets of discontinued operations	-	489,400
Total current assets	160,617	536,412
Assets of discontinued operations - property and equipment , net	-	44,381
Total assets	$160,617	$580,793
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$37,036	$84,142
Accounts payable to related party	95,764	10,750
Accrued liabilities	40,693	75,513
Notes payable	-	12,800
Notes payable to related parties	1,200,000	1,100,000
Accrued liabilities to related parties	73,337	98,855
Deferred revenue	12,142	13,331
Derivative liabilities	25,000	-
Liabilities of discontinued operations	-	539,736
Total current liabilities	1,483,972	1,935,127

Commitments and contingencies - Note 10

Stockholders’ deficit:
Undesignated preferred stock, $.001 par value, 9,999,952 shares authorized, none issued and outstanding	-	-
Series C Convertible Non-Redeemable preferred stock, $.001 par value, 48 shares authorized, issued and outstanding at December 31, 2009 and 2008; $12,500 per share liquidation preference ($600,000 aggregate liquidation preference at December 31, 2009)	-	-
Common stock, $.001 par value, 50,000,000 shares authorized, 26,033,565 shares issued and outstanding at December 31, 2009 and 2008	26,034	26,034
Additional paid-in capital	22,075,546	26,240,785
Accumulated deficit	(23,424,935)	(27,621,153)
Total stockholders’ deficit	(1,323,355)	(1,354,334)
Total liabilities and stockholders’ deficit	$160,617	$580,793

The accompanying notes are an integral
part of these consolidated financial statements.

BLUEGATE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE YEAR ENDED DECEMBER 31,

	2009	2008

Service revenue	$351,500	$599,081
Cost of services	206,661	430,560
Gross profit	144,839	168,521
Selling, general and administrative expenses	208,220	282,863
Compensation expense	13,527	1,108,209
Loss from operations	(76,908)	(1,222,551)
Interest expense	(189,692)	(184,315)
Gain on derivative financial instruments	59,000	-
Net loss from continuing operations	(207,600)	(1,406,866)
Loss from discontinued operations	(112,182)	(387,680)
Net loss	$(319,782)	$(1,794,546)

Basic and diluted earnings (loss) per share
Continuing operations	$(0.01)	$(0.06)
Discontinued operations	(0.00)	(0.02)
Net loss	(0.01)	(0.07)

Basic and diluted weighted average shares outstanding	26,033,565	24,229,084

The accompanying notes are an integral
part of these consolidated financial statements.

BLUEGATE CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

					ADDITIONAL
	COMMON STOCK		PREFERRED STOCK		PAID-IN	ACCUMULATED
	SHARES	CAPITAL	SHARES	CAPITAL	CAPITAL	DEFICIT	TOTAL

Balance at December 31, 2007	15,163,565	$15,164	48	$-	$24,746,778	$(25,826,607)	$(1,064,665)
Issuance of common stock and warrants for cash	170,000	170			84,830		85,000
Issuance of common stock to related party for:
- cash	111,111	111			9,889		10,000
- compensation	188,889	189			16,811		17,000
Issuance of common stock for:
- related party debt	3,388,889	3,389			301,611		305,000
- compensation	5,761,111	5,761			512,739		518,500
Issuance of common stock warrants as additional consideration to borrow funds from related party					109,028		109,028
Common stock options issued for employee services					418,681		418,681
Issuance of common stock for options exercised for conversion of related party debt	1,250,000	1,250			40,418		41,668
Net loss						(1,794,546)	(1,794,546)
Balance at December 31, 2008	26,033,565	26,034	48	-	26,240,785	(27,621,153)	(1,354,334)
Cumulative effect of change in accounting principle - January 1, 2009 reclassification of embedded feature of equity-linked financial instruments to derivative liabilities					(4,600,000)	4,516,000	(84,000)
Effect of disposition of certain assets and business treated as related parties forgiveness of debt					263,484		263,484
Contribution of capital for employee services and resources					169,000		169,000
Common stock options issued for employee services					2,277		2,277
Net loss						(319,782)	(319,782)
Balance at December 31, 2009	26,033,565	$26,034	48	$-	$22,075,546	$(23,424,935)	$(1,323,355)

The accompanying notes are an integral
part of these consolidated financial statements.

BLUEGATE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
Cash flows from operating activities:
Net loss	$(319,782)	$(1,794,546)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,492	49,390
Common stock options issued for employee services	2,277	418,681
Common stock warrants issued to borrow funds from related party	-	109,028
Common stock issued for compensation	-	535,500
Derivative gain	(59,000)	-
Gain on settlement of accounts payable	(54,695)	-
Amortization of debt issuance cost	20,000	-
Changes in operating assets and liabilities:
Accounts receivable	410,166	(102,608)
Prepaid expenses and other current assets	(18,566)	1,419
Accounts payable and accrued liabilities	(249,748)	(69,433)
Accounts payable to related party	85,014	(29,339)
Accrued liabilities to related parties	(28,656)	180,725
Deferred revenue	(162,958)	40,893
Net cash used in operating activities	(349,456)	(660,290)
Cash flows from investing activities:
Purchase of property and equipment	-	(23,470)
Proceeds from sale of fixed assets	105,000	-
Net cash provided by (used in) investing activities	105,000	(23,470)
Cash flows from financing activities:
Proceeds from related party short term debt	180,000	715,000
Payments on related party short term debt	(88,743)	(158,660)
Contribution of capital for employee services and resources	169,000	-
Common stock and warrants issued for cash	-	95,000
Net cash provided by financing activities	260,257	651,340
Net increase (decrease) in cash and cash equivalents	15,801	(32,420)
Cash and cash equivalents at beginning of period	11,283	43,703
Cash and cash equivalents at end of period	$27,084	$11,283

Non Cash Transactions:
Issuance of common stock for conversion of related party accounts payable, accrued expenses and accrued interest	$-	$305,000
Issuance of common stock for options exercised for conversion of related party accrued expenses and accrued interest	-	41,668
Effect of disposition of certain assets and business treated as related parties forgiveness of debt	263,484	-
Derivative liability at January 1, 2009	84,000	-
Supplemental information:
Cash paid for interest	183,056	148,706

The accompanying notes are an integral
part of these consolidated financial statements.

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
__________

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Bluegate Corporation (the “Company") is a Nevada Corporation that consists of the networking service (carrier/circuit) business. It provides internet connectivity to corporate clients on a subscription basis; essentially operating as a broker.

The  Company  was  originally  incorporated  as  Solis Communications, Inc. on  July  23,  2001  and  adopted  a  name  change  to  Crescent Communications Inc. upon completion  of  a reverse acquisition of Berens Industries,  Inc. In 2004, we changed our name to Bluegate Corporation.

Following is a summary of the Company's significant accounting policies:

SIGNIFICANT ESTIMATES

The preparation  of consolidated  financial statements in conformity with accounting  principles  generally  accepted in the United States of America requires  management  to  make  estimates  and  assumptions that affect the reported  amounts  of  assets  and liabilities and disclosure of contingent assets  and  liabilities  at  the  dates  of  the  consolidated  financial statements  and  the  reported  amounts of revenues and expenses during the periods.  Actual results could differ from estimates making it reasonably possible that a change in the estimates could occur in the near term.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its 100% owned subsidiary, Trilliant Technology Group, Inc., after elimination of all significant inter-company accounts and transactions.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform with the current year presentation.

CASH AND CASH EQUIVALENTS

The  Company  considers  all  highly  liquid short-term investments with an original  maturity  of  three  months  or  less  when purchased, to be cash equivalents.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable are amounts due on sales, are unsecured and are carried at their estimated collectible amounts. Credit is generally extended on a short-term basis; thus accounts receivable do not bear interest although a finance charge may be applied to such receivables that are more than thirty days past due. Accounts receivable are periodically evaluated for collectibility based on past credit history with clients. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance and current economic conditions. Accounts receivable are not secured. In February 2008, as a result of the transaction described in footnote 6 – notes payable and footnote 8 – stockholders’ deficit, as condition to and as additional consideration for SAI Corporation’s (“SAIC”) agreement to lend funds to the Company, the Company granted SAIC a security interest in its assets as more specifically detailed in the Promissory Note and Security Agreement.

PROPERTY AND EQUIPMENT

Property  and  equipment  is  recorded  at  cost  and  depreciated  on  the straight-line method over the estimated useful lives of the various classes of  depreciable  property  as  follows:

Furniture and equipment	5-7 years
Telecommunications networks	5 years
Computer equipment	3 years

Expenditures for normal repairs and maintenance are charged to expense as incurred.  The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

INTANGIBLES

Intangibles are recorded at cost and amortized on the straight-line method over an estimated useful life of three years.

IMPAIRMENT OF LONG-LIVED ASSETS

In  the  event  facts  and  circumstances  indicate the carrying value of a long-lived asset,  including  associated  intangibles, may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash  flows associated with the asset to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.

INCOME TAXES

The Company uses the liability method of accounting for income taxes. Under this  method,  deferred  income  taxes  are  recorded  to  reflect  the tax consequences on future years of temporary differences between the tax basis of  assets  and  liabilities  and  their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL
 STATEMENTS, CONTINUED
__________

STOCK-BASED COMPENSATION

ASC 718, “Accounting for Stock-Based Compensation" established financial accounting and reporting standards for stock-based employee compensation plans. It defines a fair value based method of accounting for an employee stock option or similar equity instrument. In January 2006, Bluegate implemented ASC 718, and accordingly, Bluegate accounts for compensation cost for stock option plans in accordance with ASC 718.

Bluegate accounts for share based payments to non-employees in accordance with ASC 505-50 “Accounting for Equity Instruments Issued to Non-Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

EMBEDDED CONVERSION FEATURES

Bluegate evaluates embedded conversion features within convertible debt and convertible preferred stock under ASC 815-15 to determine whether the embedded conversion feature should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings.  If the conversion feature does not require derivative treatment under ASC 815-15, the instrument is evaluated under ASC 470-20 and ASC 470-20 for consideration of any beneficial conversion feature.

DERIVATIVE FINANCIAL INSTRUMENTS

Bluegate does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.  Bluegate evaluates all of it financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives.  For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.  For option-based derivative financial instruments, Bluegate uses the Black-Scholes option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.  Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

FAIR VALUE MEASUREMENTS

In September 2006, the FASB issued ASC 820 which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of ASC 820 were effective January 1, 2008. ASC 820 delays the effective date for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008.

As defined in ASC 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy defined by ASC 820 are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The following table sets forth by level within the fair value hierarchy the Company’s financial assets and liabilities that were accounted for at fair value as of December 31, 2009. As required by ASC 820, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

	December 31, 2009
	Level 1	Level 2	Level 3	Total
Embedded derivatives	—	$25,000	—	$25,000

The derivatives listed above are carried at fair value. The fair value amounts in current period earnings associated with the Company’s derivatives resulted from Level 2 fair value methodologies; that is, the Company is able to value the assets and liabilities based on observable market data for similar instruments. This observable data includes the quoted market prices and estimated volatility factors.

REVENUE RECOGNITION

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable, and collectability is reasonably assured.

Revenue is recognized based upon contractually determined monthly service charges to individual customers. Some services are billed in advance and, accordingly, revenues are deferred until the period in which the services are provided. At December 31, 2009 and 2008, deferred service revenue was $12,142 and $194,472 respectively.

LOSS PER SHARE

Basic  and  diluted  net  loss  per  share  is computed on the basis of the weighted  average  number of shares of common stock outstanding during each period. Potentially dilutive options that were outstanding during 2009 and 2008  were  not considered in the calculation of diluted earnings per share because  the  Company's  net  loss  rendered  their  impact  anti-dilutive. Accordingly, basic and diluted losses per share were identical for the years ended December 31, 2009 and 2008.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Effective for the quarter ended June 30, 2009, the Company implemented ASC 855, Subsequent Events. This standard establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before consolidated financial statements are issued. The adoption of ASC 855 did not impact the Company’s financial position or results of operations. The Company evaluated all events or transactions that occurred after December 31, 2009 up through March 15, 2010, the date the Company issued these consolidated financial statements. The adoption of ASC 855 did not have material impact on the Company’s results of operations, financial positions, or cash flows.

In July 2009, the FASB issued new guidance relating to the “FASB Accounting Standards Codification” at ASC 105, as the single source of authoritative nongovernmental U.S. generally accepted accounting principles (GAAP). The Codification is effective for interim and annual periods ending after September 15, 2009. All existing accounting standards are superseded as described in ASC 105. All other accounting literature not included in the Codification is nonauthoritative. Management evaluated the impact of the adoption of ASC 105 and the adoption of ASC 105 does not impact the Company’s results of operations, financial position or cash flows.

2. GOING CONCERN CONSIDERATIONS

During 2009 and 2008, the Company was unable to generate cash flows sufficient to support its operations and has been dependent on debt and equity raised from qualified individual investors.  The Company experienced negative financial results as follows:

	2009	2008
Net loss attributable to common shareholders	$(319,782)	$(1,794,546)
Negative cash flow from operations	(349,456)	(660,290)
Negative working capital	(1,323,355)	(1,398,715)
Stockholders’ deficit	(1,323,355)	(1,354,334)

These factors raise substantial doubt about our ability to continue as a going concern.  The consolidated financial statements contained herein do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should we be unable to continue in existence.  Our ability to continue as a going concern is dependent upon our ability to generate sufficient cash flows to meet our obligations on a timely basis, to obtain additional financing as may be required,  and ultimately to attain profitable operations.  However, there is no assurance that profitable operations or sufficient cash flows will occur in the future.

We have supported current operations by: (1) raising additional operating cash through the private sale of our preferred and common stock, (2) selling convertible debt and common stock to certain key stockholders, (3) issuing stock and options as compensation to certain employees and vendors in lieu of cash payments and (4) disposing of certain assets and business (see footnote 3).

These steps have provided us with the cash flows to continue our business, but have not resulted in significant improvement in our financial position. We are considering alternatives to address our cash flow situation that include:
•	Raising capital through additional sale of our common stock and/or debt securities
•	Reducing cash operating expenses to levels that are in line with current revenues.

These alternatives could result in substantial dilution of existing stockholders. There can be no assurance that our current financial position can be improved, that we can raise additional working capital or that we can achieve positive cash flows from operations. Our long-term viability as a going concern is dependent upon the following:
•	Our ability to locate sources of debt or equity funding to meet current commitments and near-term future requirements.
•	Our ability to achieve profitability and ultimately generate sufficient cash flow from operations to sustain our continuing operations.

3. DISPOSITION OF CERTAIN ASSETS AND BUSINESS

In order to preserve common shareholder value, avoid bankruptcy and minimize Bluegate’s ongoing loss, effective November 7, 2009, Bluegate entered into the following transactions: 1) disposed of certain Medical Grade Network (“MGN”) assets and business and the elimination of certain liabilities (consisting primarily of: a) furniture, computers and related software and peripherals with a $17,889 book value; b)  contracts, agreements, lists of telephone and fax numbers, licenses, permits, intellectual properties, registered mark for MGN and business name of Bluegate with a -0- net book value; c) eliminated liabilities of $43,607 principally related to customer product prepays which were assumed by the purchaser) to Sperco, LLC (“Sperco”) (an entity controlled by Stephen Sperco (“SS”), our CEO/President/Director) for $200,000, with payment made by a combination of $100,000 cash and $100,000 forgiveness of debt to SAI Corporation (“SAIC”) (an entity controlled by SS), plus a net adjustment of $7,100 due to Bluegate from Sperco resulting from Bluegate’s collection of principally accounts receivable totaling $161,900 on behalf of Sperco for the period from November 8, 2009 through December 31, 2009, offset by Sperco’s payment of $169,000 to Bluegate for the personnel, facilities, tools, and resources necessary for Bluegate to support both the MGN and HIMS operations for Sperco for the same period; 2) entered into a Separation Agreement and Mutual Release in Full of all claims with Manfred Sternberg (“MS”) (former Director/Corporate Officer), which included the elimination of $28,499 of accrued director fees and vehicle allowances in exchange for repayment of a loan plus accrued interest totaling $44,369 to MS; and 3) entered into A Separation Agreement and Mutual Release in Full of all claims with William Koehler (“WK”) (former Director/Corporate Officer), which included the elimination of $28,499 of accrued director fees and vehicle allowances in exchange for repayment of a loan plus accrued interest totaling $44,374 with a direct payment to WK’s American Express account and a $1 payment to WK; and 4) disposed of certain Trilliant Technology Group, Inc.’s assets and business (consisting primarily of: a) Computers and related software and peripherals with a -0- net book value; b) lists of telephone and fax numbers and  intellectual properties with a -0- net book value) to Trilliant Corporation (an entity controlled by WK) for a cash payment of $5,000; and 5) disposed of certain Bluegate Healthcare Information Management Systems (“HIMS”) assets and business (consisting primarily of: a) Contracts, agreements and intellectual properties with a -0- net book value) to SAIC in exchange for a Mutual Release in Full of certain claims and a $1 payment to SAIC; and 6) obtained a Fairness Opinion dated November 6, 2009 presented by Convergent Capital Appraisers.

As a result of these transactions, Bluegate received $105,000 cash; reduced the secured note payable to SAIC by $100,000; paid off unsecured notes payable and accrued interest of $88,743 to MS and WK; eliminated $56,998 of accrued liabilities to MS and WK; recorded $24,234 of expenses (principally legal and professional); removed the remaining book value of fixed assets of $17,889, eliminated $43,607 of customer liabilities assumed by Sperco and the net effect of $263,484 as an increase to Additional paid-in capital since the effect was treated as related party forgiveness of debt. There was no income tax (benefit) recorded as a result of the disposition since Bluegate has sufficient unused net operating losses available. Additionally the agreement provided for Sperco, LLC to contract the services of Bluegate employees and resources from November 8, 2009 through December 31, 2009 for $169,000 and the $169,000 was treated as an increase to Additional paid-in capital. The revenue and loss applicable to discontinued operations in 2009 were $2,642,450 and 112,180, respectively.

 As a result of the disposition of certain assets and business, effective January 1, 2010 there are no Bluegate Corporation employees and Sperco, LLC will continue to provide management, accounting, administrative, maintenance and technical support for Bluegate’s business and corporate reporting requirements as needed in exchange for short term free rent.

4. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following at December 31, 2009 and 2008:

	2009	2008
Accounts receivable	$94,288	$19,917
Less allowance for bad debts	(1,819)	(1,000)
	$92,469	$18,917
5. PROPERTY AND EQUIPMENT, NET

Property and equipment, net balances were zero at December 31, 2009 and 2008.

Depreciation expense for  2009 and 2008 was $26,492 and $42,613, respectively and is presented in the accompanying consolidated statements of operations as selling, general, and administrative expenses.

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
__________

6. NOTES PAYABLE

Notes payable at December 31, 2009 and December 31, 2008 are summarized below:	12/31/2009	12/31/2008

Unsecured notes payable: 10% note payable of $12,800 plus accrued interest of $9,301 was recorded as a reduction of Selling, General and administrative expenses in 2009 due to the inability to locate the holder during the past four years	$-	$12,800
Notes payable to related parties:
Secured note payable to related party: During 2007, the Company entered into a line of credit agreement with SAI Corporation ("SAIC"), a corporation controlled by our CEO, Stephen Sperco, to borrow up to $500,000. On February 28, 2008, the line of credit agreement with SAIC was amended to increase the borrowing to $700,000 and on February 28, 2008, Bluegate borrowed the additional $200,000 from SAIC for working capital purposes. As condition to and as additional consideration for SAIC’s agreement to lend the funds to the Company, the Company granted SAIC a security interest in its assets as more specifically detailed in the Promissory Note and Security Agreement, and increased the interest rate from 12% to 15% per annum. On July 14, 2008, the line of credit agreement with SAIC was amended to increase the borrowing to $900,000 and on July 31, 2008, Bluegate borrowed the additional $200,000 from SAIC for working capital purposes. Upon Bluegate borrowing the additional $200,000, the Company agreed to pay (1) SAIC a $40,000 origination fee and (2) Sperco Technology Group, Inc. (“STG”), a corporation controlled by our CEO, Stephen Sperco, all past due amounts totaling $104,972. On August 14, 2008, the Company entered into a short term unsecured loan with SAIC to meet its working capital needs to borrow $65,000. Upon borrowing the $65,000, the Company agreed to pay SAIC a $6,500 origination fee and to repay SAIC with the first available funds once the August 15, 2008 payroll and medical insurance premium was paid. The Company paid the $65,000 loan and $6,500 fee on August 15, 2008. On August 28, 2008, the Company borrowed $50,000 from SAIC and agreed to pay SAIC a $5,000 origination fee. The Company paid the $50,000 funds borrowed and $5,000 fee on September 11, 2008. On October 16, 2008, the line of credit agreement with SAIC was amended to increase the borrowing to $1,100,000 and on October 21, 2008, Bluegate borrowed the additional $200,000 from SAIC for working capital purposes. Upon Bluegate borrowing the additional $200,000, the Company agreed to pay (1) SAIC a $20,000 origination fee and (2) Sperco Technology Group, Inc. all past due amounts. On February 23, 2009, the line of credit agreement with SAIC was amended to increase the borrowing to $1,300,000 and on February 26, 2009, Bluegate borrowed the additional $200,000 from SAIC for working capital purposes. Upon Bluegate borrowing the additional $200,000, the Company agreed to pay SAIC a $20,000 origination fee.
The note payable to SAIC is due on demand and pursuant to the terms of the note; SAIC made a demand for payment during 2009.  Thirty days elapsed since SAIC made demand for payment and we were unable to repay SAIC.  This debt was in default in the principal amount of $1,300,000. Effective November 7, 2009, as a result of the Company entering into an Asset Sale and Purchase Agreement to sell certain Bluegate Corporation Medical Grade Network (“MGN”) and Healthcare Information Management Systems (“HIMS”) assets to Sperco, LLC (a company controlled by Stephen Sperco) and SAIC, respectively, the principal amount of the SAIC debt was reduced to $1,200,000 as a result of $100,000 debt forgiveness and SAIC rescinded its demand for payment. See Disposition of Certain Assets and Business footnote 3.
	$1,200,000	$1,100,000

7. INCOME TAXES

The composition of deferred tax assets at December 31, 2009 and 2008 were as follows:

Deferred tax assets	2009	2008
Benefit from carryforward of net operating loss	$2,170,000	$2,135,000
Less valuation allowance	(2,170,000)	(2,135,000)
Net deferred tax asset	$-	$-

The difference between the income tax benefit in the accompanying statement of  operations  and  the  amount  that  would  result  if  the U.S. Federal statutory rate  of  34%  were  applied to pre-tax loss for 2009 and 2008 is attributable to the valuation allowance.

At December 31, 2009, for federal income tax and alternative minimum tax reporting purposes, the Company has $6,383,000 in unused net operating losses available for carryforward to future years which will expire in various years through 2029. The majority of the unused net operating loss carryforward is limited to an annual amount of approximately $270,000 due to the change in control on June 28, 2007 (see below footnote 8 - Series C Preferred Stock).

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
__________

8. STOCKHOLDERS’ DEFICIT

SERIES C PREFERRED STOCK

In June 2007 Bluegate's board of directors approved the issuance of 48 shares of Series C voting convertible non-redeemable preferred stock with a par value of $0.001 per share and a liquidation value of $12,500 per share. Each share of Series C convertible preferred stock may be converted, at the option of the shareholder, into 25,000 shares of common stock or a total of 1,200,000 shares of common stock. Each share of preferred stock has 15 times the number of votes its conversion-equivalent number of shares of common stock, or 375,000 votes per share of preferred stock. The 48 shares of preferred stock will have an aggregate of 18 million votes.

On June 28, 2007, we sold 8 shares of Series C preferred stock for $100,000 in cash to SAI Corporation ("SAIC"), a corporation controlled by Stephen Sperco ("Sperco"). We also granted to SAIC warrants to purchase up to 1,000,000 common shares at $0.17 per share expiring in June 2012. On the same day we sold 40 shares of Series C preferred stock for $500,000 in cash to Sperco. We also granted to Sperco warrants to purchase up to 5,000,000 common shares at $0.17 per share expiring in June 2012. Mr. Sperco is our CEO and a director. On February 14, 2008, as a result of an equity transaction described below in Common Stock item (2), certain adjustment provisions in these warrant agreements were triggered. Pursuant to the adjustment provisions, the exercise price of the previously issued warrants to purchase 6,000,000 common shares at $0.17 per share was reduced to $0.0333334 per share.

Based upon the $600,000 investment in Series C preferred stock, we allocated the relative fair value of $100,000 to preferred stock and $500,000 to the warrants.

Bluegate analyzed the conversion feature associated with the preferred stock for derivative accounting consideration under ASC 815-20 Accounting for Derivative Instruments and Hedging Activities and ASC 815-15 Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock. Bluegate determined the conversion feature met the criteria for classification in equity and did not require derivative treatment under ASC 815-20 and ASC 815-15.

In accordance with ASC 470-20, Application of Issue No. 98-5 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, which provides guidance on the calculation of a beneficial conversion feature on a convertible instrument, Bluegate has determined that the Series C shares issued had an aggregate beneficial conversion feature of $500,000 as of the date of issuance, resulting in a total discount of $600,000. Bluegate recorded this beneficial conversion feature as a deemed dividend upon issuance.

The warrants issued in this transaction were subject to a registration rights agreement which required Bluegate to register the underlying shares by September 28, 2007 or pay liquidated damages of 1.5% of the purchase price of the investment each month the shares were not registered. We filed with the Securities and Exchange Commission a Registration Statement which was effective as of August 30, 2007 with respect to these securities. There is no liability related to the registration rights agreements.

As a result of this transaction, net operating losses accumulated up through the change in control are limited by Internal Revenue Code Section 382 due to the change in control (see above footnote 7 – Income Taxes).

STOCK OPTION PLANS

The Company had adopted the 2002 Stock and Stock Option Plan under which incentive stock options for up to 450,000 common shares may be awarded to officers, directors and key employees. The plan was designed to attract and reward key executive personnel. As of December 31, 2007, Bluegate has granted all 450,000 options and the 2002 stock plan is not active.

Stock options granted pursuant to the 2002 plan expire as determined by the board of directors. All of the options granted were at an option price equal to the fair market value of the common stock at the date of grant.

In 2005 the Company adopted the 2005 Stock and Stock Option Plan. The purpose of the 2005 plan is to further our interests, our Subsidiaries and our stockholders by providing incentives in the form of stock options to key employees, consultants, directors and others who contribute materially to our success and profitability. The grants recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in us, thus enhancing their personal interest in our continued success and progress.  The 2005 Plan also assists us and our subsidiaries in attracting and retaining key employees and Directors and is administered by the Board of Directors.  The Board of Directors has the exclusive power to select the participants, to establish the terms of the stock and options granted to each participant, provided that all options granted shall be granted at an exercise price equal to at least 85% of the fair market value of the common stock covered by the option on the grant date and to make all determinations necessary or advisable under the 2005 plan. The maximum aggregate number of shares of common stock that may be granted or optioned and sold under the plan is 3,000,000 shares. As of December 31, 2009, 1,132,685 shares of common stock have been granted.

During 2009 and 2008, Bluegate used the Black-Scholes option pricing model to value stock options and warrants using the following assumptions: number of options as set forth in the option agreements; no expected dividend yield; expected volatility ranging from 202% to 260%; risk-free interest rates of 5.0%; and expected terms based on the period of time expected to elapse until exercise. When applicable, Bluegate uses the simplified method of calculating expected term as described in ASC 718.

 BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
__________
SUMMARY OF STOCK OPTIONS
Non-statutory Stock Options	Shares	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Term (Years)
Outstanding at January 1, 2008	11,094,864	0.42
Granted	125,000	0.25
Forfeited	(186,267)	1.72
Exercised	(1,250,000)	0.03
Outstanding at January 1, 2009	9,783,597	0.40
Granted	50,000	0.10
Outstanding and exercisable at December 31, 2009	9,833,597	0.39	1.38

The weighted average grant date fair value of options granted during the years 2009 and 2008 was $0.04 and $0.10, respectively. There was no aggregate intrinsic value of options outstanding or exercisable at December 31, 2009.

Options Outstanding	Options Currently Exercisable	Remaining Contractual Term (Years)	Exercise Price ($)	Vesting Date

425,000	425,000	0	0.34 - 0.50	February 2005
50,000	50,000	0	0.34	March 2005
50,000	50,000	0	0.34	April 2005
50,000	50,000	0	0.34	May 2005
200,000	200,000	0 - 1	0.34	June 2005
130,417	130,417	0 - 1	0.34 - 1.50	July 2005
60,417	60,417	0 - 1	0.34	August 2005
120,834	120,834	0 - 1	0.34	September 2005
435,417	435,417	0 - 1	0.34 - 1.00	October 2005
85,417	85,417	0 - 1	0.34 - 1.00	November 2005
111,917	111,917	0 - 1	0.34 - 1.00	December 2005
85,417	85,417	0 - 1	0.34 - 1.00	January 2006
85,417	85,417	0 - 1	0.34 - 1.00	February 2006
135,417	135,417	0 - 1	0.34 - 1.00	March 2006
85,417	85,417	0 - 1	0.34 - 1.00	April 2006
90,417	90,417	0 - 2	0.34 - 1.00	May 2006
120,834	120,834	0 - 2	0.34	June 2006
145,834	145,834	0 - 2	0.34 - 0.75	July 2006
995,834	995,834	0 - 2	0.34 - 0.62	August 2006
755,100	755,100	0 - 2	0.34 - 0.80	September 2006
190,417	190,417	0 - 2	0.34 - 0.80	October 2006
1,640,417	1,640,417	0 - 2	0.34 - 0.80	November 2006
240,417	240,417	0 - 2	0.34 - 0.80	December 2006
292,500	292,500	0 - 2	0.34 - 0.80	January 2007
388,750	388,750	0 - 3	0.34 - 0.80	February 2007
513,750	513,750	0 - 3	0.34 - 0.80	March 2007
363,750	363,750	0 - 3	0.34 - 0.80	April 2007
257,917	257,917	0 - 3	0.34 - 0.80	May 2007
322,909	322,909	0 - 3	0.34 - 0.80	June 2007
143,333	143,333	0 - 3	0.34 - 0.80	July 2007
131,242	131,242	0 - 3	0.34 - 0.74	August 2007
60,833	60,833	1 - 3	0.19 - 0.74	September 2007
46,666	46,666	1 - 3	0.34	October 2007
47,083	47,083	1 - 3	0.25 - 0.34	November 2007
589,083	589,083	1 - 3	0.17 - 0.34	December 2007
50,833	50,833	1 - 3	0.25 - 0.34	January 2008
89,583	89,583	1 - 3	0.25 - 0.34	February 2008
39,583	39,583	1 - 3	0.25 - 0.34	March 2008
39,583	39,583	1 - 3	0.25 - 0.34	April 2008
13,750	13,750	1 - 3	0.25 - 0.34	May 2008
13,750	13,750	1 - 3	0.25 - 0.34	June 2008
11,250	11,250	1 - 3	0.25 - 0.34	July 2008
11,258	11,258	1 - 3	0.25 - 0.34	August 2008
2,917	2,917	2 - 3	0.25 - 0.34	September 2008
2,917	2,917	2 - 3	0.25 - 0.34	October 2008
27,917	27,917	2 - 3	0.03 - 0.34	November 2008
27,921	27,921	2 - 3	0.03 - 0.35	December 2008
417	417	3	0.25	January 2009
417	417	3	0.25	February 2009
50,417	50,417	3	0.10 - 0.25	March 2009
417	417	3	0.25	April 2009
417	417	3	0.25	May 2009
417	417	3	0.25	June 2009
417	417	3	0.25	July 2009
417	417	3	0.25	August 2009
417	417	3	0.25	September 2009
409	409	3	0.25	October 2009
9,833,597	9,833,597

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
__________
SUMMARY OF STOCK WARRANTS
	Number Of Shares Under Warrants	Exercise Prices ($)	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Term (Years)
Outstanding at January 1, 2008	18,558,220	0.50 - 5.00	0.54
Granted	1,170,000	0.03 - 1.00	0.08
Forfeited	(2,206,670)	0.20 - 5.00	1.10
Outstanding at January 1, 2009	17,521,550	0.03 - 5.00	0.30
Forfeited	(83,750)	1.00	1.00
Outstanding and Exercisable at December 31, 2009	17,437,800		0.30	2.11

The weighted average grant date fair value of warrants granted during the year 2008 was $0.11. There was no aggregate intrinsic value of the warrants at December 31, 2009.
Number Of Common Stock Equivalents	Currently Exercisable	Expiration Date	Remaining Contractual Life (Years)	Exercise Price ($)
350,000	350,000	October 2010	1	0.50
826,667	826,667	October 2010	1	0.03
20,000	20,000	December 2010	1	1.00
100,000	100,000	January 2011	2	0.17
40,000	40,000	January 2011	2	1.00
193,333	193,333	February 2011	2	0.75
96,667	96,667	February 2011	2	1.00
80,000	80,000	March 2011	2	0.75
40,000	40,000	March 2011	2	1.00
349,866	349,866	May 2011	2	0.03
160,000	160,000	May 2011	2	0.75
80,000	80,000	May 2011	2	1.00
216,667	216,667	June 2011	2	0.75
108,333	108,333	June 2011	2	1.00
120,000	120,000	July 2011	2	0.75
60,000	60,000	July 2011	2	1.00
358,267	358,267	July 2011	2	0.03
270,000	270,000	August 2011	2	0.75
135,000	135,000	August 2011	2	1.00
210,000	210,000	August 2011	2	0.17
420,000	420,000	September 2011	2	0.75
210,000	210,000	September 2011	2	1.00
60,000	60,000	September 2011	2	0.17
340,000	340,000	October 2011	2	0.75
170,000	170,000	October 2011	2	1.00
120,000	120,000	October 2011	2	0.17
1,174,000	1,174,000	November 2011	2	0.75
594,000	594,000	November 2011	2	1.00
300,000	300,000	November 2011	2	0.03
120,000	120,000	December 2011	2	0.75
60,000	60,000	December 2011	2	1.00
290,000	290,000	February 2012	3	0.75
145,000	145,000	February 2012	3	1.00
300,000	300,000	February 2012	3	0.03
200,000	200,000	March 2012	3	0.75
100,000	100,000	March 2012	3	1.00
300,000	300,000	March 2012	3	0.03
60,000	60,000	May 2012	3	0.75
30,000	30,000	May 2012	3	1.00
6,000,000	6,000,000	June 2012	3	0.03
1,500,000	1,500,000	July 2012	3	0.03
130,000	130,000	January 2013	4	0.17
1,000,000	1,000,000	February 2013	4	0.03
17,437,800	17,437,800

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
__________

EQUITY TRANSACTIONS

During 2009, Bluegate completed the following equity transactions:

Stock options issued for services:

During the year ended December 31, 2009, Bluegate expensed $508 related to previously issued stock options that vested during the period.

The following table summarizes stock options issued to employees during the year ended December 31, 2009:

	Exercise	Fair	Expiration	Vesting	2009
Options	Price	Value	Date	Period	Expense
50,000	$0.10	$1,769	3/4/2012	Immediately	$1,769

As of December 31, 2009, the company has outstanding: (i) 26,033,565 shares of common stock; (ii) 17,437,800 warrants; (iii) 9,833,597 options; and, (iv) preferred stock that are convertible into 1,200,000 shares of common stock, resulting in on a fully diluted basis, 54,504,962 shares of common stock. However, the company currently has only 50,000,000 shares of common stock authorized by our Articles of Incorporation. If all of the holders of warrants, options, convertible debt and preferred stock requested to exercise or convert all of the warrants, options, convertible debt and preferred stock, we would be unable to accommodate 4,504,962 shares of common stock in those requests. The company could have liability in the future if an option holder, warrant holder, preferred stock holder or holder of convertible debt desires to exercise or convert but cannot because we do not have enough unissued common stock available for issuance. However, the following individual or entities have waived their reservation of common stock underlying options and warrants until such time that the board of directors deems the waiver is not necessary as follows: Stephen Sperco and related entities - 5,000,000 shares.

Bluegate used the Black-Scholes option pricing model to value stock options and warrants using the following assumptions: number of options as set forth in the option agreements; no expected dividend yield; expected volatility ranging from 202% to 260%; risk-free interest rates of 5.0%; and expected terms based on the period of time expected to elapse until exercise. When applicable, Bluegate uses the simplified method of calculating expected term as described in ASC 718.

During 2008, Bluegate completed the following equity transactions:

COMMON STOCK:

Issuance of common stock and warrants for cash:

1) In January 2008, we issued 170,000 shares of common stock, warrants for 130,000 shares of our common stock at an exercise price of $0.17 per share, warrants for 40,000 shares of our common stock at an exercise price of $1.00 per share for $85,000 in connection with a private placement of our securities. The relative fair value of the stock and warrants in these transactions were $70,223 and $14,777, respectively. As part of the $85,000 consideration, 510,000 previously issued warrants with exercise prices ranging from $0.75 to $1.25 were reduced to $0.17. The expiration date for 100,000 previously issued warrants was extended to January 22, 2011. All other terms of the warrant agreements remained the same.

Issuance of common stock for conversion of related party accounts payable, accrued liabilities and interest:

(2) On February 14, 2008, we finalized and consummated a transaction with a deemed effective date of February 1, 2008 whereby we issued 9,150,000 shares of stock for the conversion of related party debts of directors totaling $305,000. The conversion and purchase price per share was $0.0333334. The excess of the fair value of the stock over the debt converted and shares purchased totaled $518,500 and was recorded as compensation expense. The following individuals or related entities converted debt and received the following shares: (i) Stephen Sperco, Director and CEO, received 3,000,000 shares; (ii) SAI Corporation, an entity controlled by Stephen Sperco, received 1,500,000 shares; (iii) Manfred Sternberg, Director and Chief Strategy Officer, received 2,400,000 shares; (iv) William Koehler, Director and President, received 2,100,000 shares; and, (v) Dale Geary, Director, received, 150,000 shares.

Issuance of common stock to related party for cash:

(3) On February 14, 2008, we finalized and consummated a transaction with a deemed effective date of February 1, 2008 whereby we issued 300,000 shares of stock to two managers for $10,000. The purchase price per share was $0.0333334. The excess of the fair value of the stock over the shares purchased totaled $17,000 and was recorded as compensation expense. The following members of management purchased the following shares: Charles Leibold, CFO, purchased 150,000 shares; and, Larry Walker, President of Trilliant Technology Group, Inc., our 100% owned subsidiary, purchased 150,000 shares.

As a result of the February 14, 2008 transaction described in (2) and (3) above: (i) certain adjustment provisions in a previous convertible note agreements and warrant agreements issued in September 2005 and subsequent, were triggered and pursuant to the adjustment provisions, the exercise price of the previously issued warrants to purchase 1,534,800 shares of our common stock at $0.17 per share was reduced to $0.0333334 per share; and, (ii) certain adjustment provisions in previous warrant agreements issued in June and July 2007, were triggered and pursuant to the adjustment provisions, the exercise price of previously issued warrants to purchase 7,500,000 shares of our common stock at $0.17 per share was reduced to $0.0333334 per share.

Issuance of common stock warrants as additional consideration to borrow funds from related party:

(4) As disclosed in the above footnote 6, Notes Payable, during 2007 the Company entered into a line of credit agreement with SAI Corporation (“SAIC”), a corporation controlled by our CEO, Stephen Sperco, to borrow up to $500,000 and, as of December 31, 2007 the Company had borrowed $500,000 from SAIC. On February 28, 2008, the line of credit agreement was amended to increase the borrowing to $700,000 and on February 28, 2008, Bluegate borrowed the additional $200,000 from SAIC for working capital purposes.

As condition to and as additional consideration for SAIC’s agreement to lend the funds to the Company, the Company (i)granted SAIC a security interest in its assets as more specifically detailed in the Promissory Note and Security Agreement, and increased the interest rate from 12% to 15% per annum; (ii) reduced the exercise price on 2,200,000 existing warrants and options issued to SAIC and Stephen Sperco, and their assigns, from the current per share exercise prices of $0.17, $0.34, $0.75 and $1.00 to $0.0333334 per share; and (iii) granted 1,000,000 new warrants to SAIC with an exercise price of $0.0333334 per share that expire February 28, 2013. The fair value of the 1,000,000 warrants was $109,028 on the date of issuance. Because the warrants were granted to a related party and the exercise price on the grant date was below the market price of our stock, we expensed $109,028 in February 2008 related to this transaction.

Issuance of common stock for options exercised for conversion of related party debt:

(5) In October 2008, we issued 1,150,000 unrestricted shares and 100,000 restricted shares of common stock to Stephen Sperco, our CEO as a result of his exercise of stock options on October 17, 2008. The Company satisfied related party accrued expenses and accrued interest owed to Mr. Sperco amounting to $38,334 and $3,334, respectively upon the exercise of these stock options.

Stock options issued for services:

(6) During the year ended December 31, 2008, Bluegate expensed $412,382 related to previously issued stock options that vested during the period.

(7) The following table summarizes stock options issued to employees during the year ended December 31, 2008:

	Exercise	Fair	Expiration	Vesting	2008
Options	Price	Value	Date	Period	Expense
15,000	$0.25	$1,811	1/2/2013	Through 6/08	$1,811
3,332	0.25	280	1/15/2013	Through 4/08	280
5,000	0.25	465	1/21/2013	Through 12/08	465
50,000	0.25	3,743	2/1/2011	Immediately	3,743
73,332		$6,299			$6,299

During 2008, Bluegate used the Black-Scholes option pricing model to value stock options and warrants using the following assumptions: number of options as set forth in the option agreements; no expected dividend yield; expected volatility ranging from 202% to 260%; risk-free interest rates of 5.0%; and expected terms based on the period of time expected to elapse until exercise. When applicable, Bluegate uses the simplified method of calculating expected term as described in ASC 718..

9. DERIVATIVE LIABILITY

Embedded feature of equity-linked financial instrument:

In June 2008, the FASB finalized ASC 815-15, "Determining Whether an Instrument (or Embedded Feature) is indexed to an Entity's Own Stock". The EITF lays out a procedure to determine if an equity-linked financial instrument (or embedded feature) is indexed to its own common stock. The EITF is effective for fiscal years beginning after December 15, 2008. 9,034,800 of Bluegate’s outstanding warrants that were previously classified in equity were reclassified to derivative liabilities on January 1, 2009 as a result of this EITF.  Bluegate estimated the fair value of these liabilities as of January 1, 2009 to be $84,000 by recording a reduction of $4,600,000 to Additional Paid In Capital and $4,516,000 to Accumulated Deficit.  The effect of this adjustment is recorded as a cumulative effect of change in accounting principle in our consolidated statement of stockholders’ deficit. The fair value of these liabilities was $25,000 at December 31, 2009. The $59,000 change in fair value is reported in our consolidated statement of operations as a gain on derivative financial instruments. The fair value of these liabilities will be re-measured at the end of every reporting period and the change in fair value will be reported in our consolidated statement of operations as a gain or loss on derivative financial instruments.

Bluegate used the Black-Scholes option pricing model to value the embedded feature of the liability using the following assumptions: number of options as set forth in the option agreements; no expected dividend yield; expected volatility ranging from 220% to 330%; risk-free interest rates of 5.0%; and expected terms based on the contractual term.

10. COMMITMENTS AND CONTINGENCIES

Lease Commitment
The Company operates from leased office space under an operating lease that expires in November 2013.  However; the Company has the option to terminate the lease on May 1, 2011 upon giving appropriate notice. The lease includes provisions for increases to rental payments should certain costs of the landlord increase. Future base annual lease payments due under the lease are as follows:

Year	Payments
2010 through 2012	$ 105,705
2013	96,896

Rent expense incurred under the operating lease for 2009 and 2008 was $105,705.

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

Contingencies

The Company from time to time is involved in actions or disputes by third parties arising in the ordinary course of business. In the opinion of management, no pending or known threatened claims or actions against the Company are expected to have a material adverse effect on Bluegate's consolidated financial position, results of operations or cash flows. With respect to such matters, management believes that it has adequate legal defenses that can be asserted and Bluegate intends to defend any pending or known threatened claims or actions vigorously; however, the Company cannot predict with certainty and there can be no assurance as to the ultimate outcome or effect of any claims or disputes.

A dispute arose during 2008 over the potential accrual of compensation for a combined amount of $151,998 as of December 31, 2008. Bluegate assessed the likelihood that this dispute would result in a future loss to the company under ASC 450 and determined that the likelihood these salaries would be paid in the future to be reasonably possible, or more than remote but less than likely.  Accordingly, under ASC 4505 Bluegate had not accrued the amount of disputed salaries as of December 31, 2008. As a result of the Company entering into a Separation Agreement and Mutual Release in Full of all claims with Manfred Sternberg and William Koehler effective November 7, 2009, these disputed salaries were included in the releases and are no longer valid. See Disposition of Certain Assets and Business footnote 3.

11. RELATED PARTY TRANSACTIONS

During the years ended December 31, 2009 and 2008, the Company engaged in related party transactions as follows:

Secured note payable:  During 2007, the Company entered into a line of credit agreement with SAI Corporation ("SAIC"), a corporation controlled by our CEO, Stephen Sperco (“SS”), to borrow up to $500,000. On February 28, 2008, the line of credit agreement with SAIC was amended to increase the borrowing to $700,000 and on February 28, 2008, Bluegate borrowed the additional $200,000 from SAIC for working capital purposes. As condition to and as additional consideration for SAIC’s agreement to lend the funds to the Company, the Company granted SAIC a security interest in its assets as more specifically detailed in the Promissory Note and Security Agreement, and increased the interest rate from 12% to 15% per annum. On July 14, 2008, the line of credit agreement with SAIC was amended to increase the borrowing to $900,000 and on July 31, 2008, Bluegate borrowed the additional $200,000 from SAIC for working capital purposes. Upon Bluegate borrowing the additional $200,000, the Company agreed to pay (1) SAIC a $40,000 origination fee and (2) Sperco Technology Group, Inc. (“STG”), a corporation controlled by SS, all past due amounts totaling $104,972. On August 14, 2008, the Company entered into a short term unsecured loan with SAIC to meet its working capital needs to borrow $65,000. Upon borrowing the $65,000, the Company agreed to pay SAIC a $6,500 origination fee and to repay SAIC with the first available funds once the August 15, 2008 payroll and medical insurance premium was paid. The Company paid the $65,000 loan and $6,500 fee on August 15, 2008. On August 28, 2008, the Company borrowed $50,000 from SAIC and agreed to pay SAIC a $5,000 origination fee. The Company paid the $50,000 funds borrowed and $5,000 fee on September 11, 2008. On October 16, 2008, the line of credit agreement with SAIC was amended to increase the borrowing to $1,100,000 and on October 21, 2008, Bluegate borrowed the additional $200,000 from SAIC for working capital purposes. Upon Bluegate borrowing the additional $200,000, the Company agreed to pay (1) SAIC a $20,000 origination fee and (2) STG all past due amounts totaling $56,837. On February 23, 2009, the line of credit agreement with SAIC was amended to increase the borrowing to $1,300,000 and on February 26, 2009, Bluegate borrowed the additional $200,000 from SAIC for working capital purposes. Upon Bluegate borrowing the additional $200,000, the Company agreed to pay SAIC a $20,000 origination fee.

The note payable to SAIC is due on demand and pursuant to the terms of the note; SAIC made a demand for payment during 2009.  Thirty days elapsed since SAIC made demand for payment and we were unable to repay SAIC and, as a result, this debt was in default in the principal amount of $1,300,000. Effective November 7, 2009, as a result of the Company entering into an Asset Sale and Purchase Agreement to sell certain Bluegate Corporation Medical Grade Network (“MGN”) and Healthcare Information Management Systems (“HIMS”) assets to Sperco, LLC (a company controlled by Stephen Sperco) and SAIC, respectively, the principal amount of the SAIC debt was reduced to $1,200,000 and SAIC rescinded its demand for payment. Additionally, interest on the note payable to SAIC was suspended from November 1, 2009 through February 28, 2010. See Disposition of Certain Assets and Business footnote 3.

As of December 31, 2009 and 2008, the Company owed $1,200,000 and $1,100,000, respectively.

During 2009 and 2008, the Company incurred interest expense on the related party note payable debt of $187,808 and $116,712, respectively. At December 31, 2009 and 2008, $26,562 and $14,014 is payable to SAIC and included under the caption accrued liabilities to related parties totaling $73,337 and $98,855, respectively on the balance sheet.

Accounts payable to related party: SS is the founder and President of STG. STG is a privately held consulting firm that focuses in the areas of Telecommunications and Information Technology systems. STG provides independent, third party consulting, planning, and facilities management services.

During 2009 and 2008 the Company incurred $18,250 and $225,482, respectively of consulting services from STG. At December 31, 2008, $10,750 is payable to STG and included under the caption accounts payable to related party on the balance sheet.

SS is the sole manager and member of Sperco, LLC, a Texas limited liability company. On November 7, 2009, as a result of the Company entering into an Asset Sale and Purchase Agreement to sell certain Bluegate Corporation Medical Grade Network (“MGN”) and Healthcare Information Management Systems (“HIMS”) assets to Sperco, LLC, at December 31, 2009, $95,764 is payable to Sperco, LLC and included under the caption accounts payable to related party on the balance sheet. Additionally the agreement provided for Sperco, LLC to contract the services of Bluegate employees and resources from November 8, 2009 through December 31, 2009 for $169,000 and the $169,000 was treated as an increase to Additional paid-in capital.

During 2009 and 2008, the Company incurred interest expense on the related party accounts payable debt to STG of $18 and $1,191, respectively.

Accrued liabilities to related parties: As of December 31, 2009, $37,916 of fees accrued to Board of Director member Stephen Sperco - $17,499 and former Board of Director member Dale Geary - $20,417 are included under the caption accrued liabilities to related parties totaling $73,337 on the balance sheet. As of December 31, 2008, $31,667 of fees accrued to Board of Director members Stephen Sperco - $15,000 and Dale Geary - $16,667 are included under the caption accrued liabilities to related parties totaling $98,855 on the balance sheet.

As of December 31, 2009 and 2008, $6,000 of accrued vehicle allowances to Stephen Sperco is included under the caption accrued liabilities to related parties totaling $73,337 and $98,855, respectively, on the balance sheet.

Until the company achieved a net positive cash flow from operations Stephen Sperco agreed not to cash some of his payroll or expense reimbursement checks issued to him for the period from July 1, 2007 through December 31, 2008. As of December 31, 2008, $46,681 of payroll and expense reimbursement checks was not cashed and $492 of accrued interest calculated thereon is included under the caption accrued liabilities to related parties totaling $98,855 on the balance sheet.

Office space: In May 2006 (commencement of the current lease agreement) there was an agreement that Manfred Sternberg & Associates may occupy space and use the services of our offices for the term that the Company holds a lease on the property. As a result of the Company entering into a Separation Agreement and Mutual Release in Full of all claims with MS effective November 7, 2009, MS agreed to vacate the Company’s offices on or prior to February 28, 2010.  See Disposition of Certain Assets and Business footnote 3.

12. CUSTOMERS AND VENDORS

Continuing and Discontinued for 2009
Major Customers.  During 2009, our top five customers accounted for 53% of our service revenue and no single customer accounted for more than 16% of service revenue.

Major Vendors. During 2009, our top five vendors accounted for 58% of our purchases and no single vendor accounted for more than 23% of purchases.

Continuing for 2009
Major Customers.  During 2009, our top five customers accounted for 27% of our service revenue and no single customer accounted for more than 10% of service revenue.

Major Vendors. During 2009, our top five vendors accounted for 91% of our purchases and no single vendor accounted for more than 53% of purchases.

13. SUBSEQUENT EVENTS

The Company evaluated subsequent events through March 15, 2010. There were no subsequent events.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of the Company should be read in conjunction with the consolidated financial statements and the related notes and the discussions under “Application of Critical Accounting Policies,” which describes key estimates and assumptions we make in the preparation of our consolidated financial statements.

OVERVIEW

Bluegate consists of the networking service (carrier/circuit) business that provides internet connectivity to corporate clients on a subscription basis; essentially operating as a broker.

GOING CONCERN

We remain dependent on outside sources of funding for continuation of our operations.  Our independent registered public accounting firm issued a going concern qualification in their report dated March 15, 2010, which raises substantial doubt about our ability to continue as a going concern.

During the years ended December 31, 2009 and 2008, we have been unable to generate cash flows sufficient to support our operations and have been dependent on debt and equity raised from qualified individual investors.  We experienced negative financial results as follows:

	2009		2008
Net loss attributable to common shareholders	$	(319,782)	$(1,794,546)
Negative cash flow from operations		(349,457)	(660,290)
Negative working capital		(1,323,355)	(1,398,715)
Stockholders’ deficit		(1,323,355)	(1,354,334)

These factors raise substantial doubt about our ability to continue as a going concern.  The consolidated financial statements contained herein do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should we be unable to continue in existence.  Our ability to continue as a going concern is dependent upon our ability to generate sufficient cash flows to meet our obligations on a timely basis, to obtain additional financing as may be required,  and ultimately to attain profitable operations.  However, there is no assurance that profitable operations or sufficient cash flows will occur in the future.

LIQUIDITY AND CAPITAL RESOURCES

Operations for the year ended December 31, 2009 have been funded by loans from related parties and the disposition of certain assets and business. As of December 31, 2009, our cash and cash equivalents were $27,084; total current assets were $160,617, total current liabilities were $1,483,972 and total stockholders’ deficit was $1,323,355.

We intend to use debt to cover the anticipated negative cash flows until we can operate at a break-even cash flow mode.  We may seek additional capital to fund potential costs associated with possible expansion and/or acquisitions. We believe that future funding may be obtained from public or private offerings of equity securities, debt or convertible debt securities, or other sources. Stockholders should assume that any additional funding will likely be dilutive.

Our ability to achieve profitability will depend upon our ability to execute and deliver high quality, reliable connectivity services.  Our growth is dependent on attaining profit from our operations and our raising additional capital either through the sale of stock or borrowing.  There is no assurance that we will be able to raise any equity financing or sell any of our products at a profit.

RESULTS OF OPERATIONS - CONTINUING

	Continuing Year Ended December 31,			Increase (Decrease)
	2009	2008	2007	2009 from 2008	2008 from 2007
Service revenue	$351,500	$599,081	$750,120	$(247,581)	$(151,039)
Cost of services	206,661	430,560	487,225	(223,899)	(56,665)
Gross profit	144,839	168,521	262,894	(23,682)	(94,373)
Selling, general and administrative expenses	208,220	282,863	250,300	(74,643)	32,563
Compensation expense	13,527	1,108,209	3,155,150	(1,094,682)	(2,046,941)
Loss from operations	(76,908)	(1,222,551)	(3,142,556)	(1,145,643)	(1,920,005)
Interest expense	(189,692)	(184,315)	(43,763)	5,377	140,552
Deemed dividend on preferred stock	-	-	(600,000)	-	600,000
Gain on derivative financial instrument	59,000	-	-	59,000	-
Net loss from continuing operations	$(207,600)	$(1,406,866)	$(3,786,319)	$(1,199,266)	$(2,379,453)

Service Revenue.
The decrease in Service Revenue of $151,039 from 2007 to 2008 and $247,581 from 2008 to 2009 is due to a reduction in our networking service (carrier/circuit) business that provides internet connectivity to corporate clients on a subscription basis.

Cost of Services.
The net decrease in Cost of Services of $56,665 from 2007 to 2008 and $223,899 from 2008 to 2009 is due to a reduction in our networking service (carrier/circuit) business that provides internet connectivity to corporate clients on a subscription basis.

Gross Profit.
Our Gross Profit decreased $94,373 from 2007 to 2008 and decreased $23,682 from 2008 to 2009. Our Gross Profit as a percentage of Service Revenue decreased from 35% in 2007 to 28% in 2008 and increased to 41% in 2009 primarily as a result of the changes in the Service Revenue and Cost of Services as described above.

Selling, General and Administrative Expenses (SG&A).
The increase in SG&A of $32,563 from 2007 to 2008 is due primarily to a rent adjustment. The $74,643 decrease in SG&A from 2008 to 2009 is due primarily to the effects of additional cost control measures.

Compensation Expense.
The decrease in Compensation Expense of $2,046,941 from 2007 to 2008 is principally comprised of the following:
$(2,514,000)	decrease primarily related to options issued for employee services
(143,000)	decrease related to issuance of shares for employee compensation
519,000	increase related to conversion of related party debt for common stock
109,000	increase related to warrants issued to borrow funds from a related party
17,000	increase related to related party purchase of common stock for cash

The decrease in Compensation Expense of $1,094,682 from 2008 to 2009 is principally comprised of the following:
$(519,000)	decrease related to conversion of related party debt for common stock
(416,000)	decrease related to options issued for employee services
(109,000)	decrease related to warrants issued to borrow funds from a related party
(17,000)	decrease related to related party purchase of common stock for cash

Interest Expense.
The increase in Interest Expense of $140,552 from 2007 to 2008 was a result of the $600,000 increase in borrowings under the secured note payable to related party. The increase of $5,377 from 2008 to 2009 was primarily attributable to: (1) $200,000 increase in borrowings in February 2009 under the secured note payable to related party; and (2) offset by the $100,000 reduction of the secured note payable and suspension of interest charged for the months of November and December 2009 to related party as a result of the disposition of certain assets and business effective November 7, 2009.

Deemed Dividend on Preferred Stock.
There was no Deemed Dividend on Preferred Stock and common stock warrants issued for the years 2009 and 2008 as compared to $600,000 for the year 2007.

Gain on Derivative Financial Instruments.
In June 2008, the FASB finalized ASC 815-15, "Determining Whether an Instrument (or Embedded Feature) is indexed to an Entity's Own Stock". The pronouncement  lays out a procedure to determine if an equity-linked financial instrument (or embedded feature) is indexed to its own common stock. The pronouncement is effective for fiscal years beginning after December 15, 2008. Some of Bluegate’s outstanding warrants that were previously classified in equity were reclassified to derivative liabilities on January 1, 2009 as a result of this pronouncement.  Bluegate estimated the fair value of these liabilities as of January 1, 2009 to be $84,000. The fair value of these liabilities was $25,000 at December 31, 2009. The $59,000 change in fair value is reported in our consolidated statement of operations as a gain on derivative financial instruments.

Net Loss from Continuing Operations.
The Net Loss from Continuing Operations decreased $2,379,453 from 2007 to 2008 and decreased $1,199,266 from 2008 to 2009 due to the items described above.

FINANCIAL CONDITION
	Year Ended December 31,			Increase (Decrease)
	2009	2008	2007	2009 from 2008	2008 from 2007
Net cash (used in) operating activities	$(349,456)	$(660,290)	$(1,923,684)	$(310,834)	$(1,263,394)
Net cash provided by (used in) investing activities	105,000	(23,470)	(34,708)	128,470	(11,238)
Net cash provided by financing activities	260,257	651,340	1,745,974	(391,083)	(1,094,634)
Net increase (decrease) in cash	$15,801	$(32,420)	$(212,418)	$48,221	$(179,998)
Cash balance at end of period	$27,084	$11,283	$43,703

Operating Activities.
The decrease of $1,263,394 in cash used in operations from 2007 to 2008 is primarily due to the $1,027,000 decrease in personnel and related salaries as a result of: (1) the completion of certain large application development engagements during 2007; (2) a decision by one of the healthcare systems that we contracted with to provide managed security services to their physicians, notified their physicians that effective January 1, 2008 they would no longer subsidize those costs, which resulted in the reduction of the number of physician practices we served for that system; (3) the reduction of EMR related projects; and (4) partially offset by an increase of personnel and salaries related to the implementation project management and consulting services. The decrease of $310,834 in cash used in operations from 2008 to 2009 is primarily due to: (1) a decrease in personnel related to the completion of certain large application development engagements; (2) a reduction in product sales; and (3) the effects of additional cost control measures.

Investing Activities.
The changes in the net cash used in investing activities from 2007 through 2008 are insignificant.  The increase of $128,470 from 2008 to 2009 is primarily due to $105,000 provided by the sale of fixed assets.

Financing Activities.
The net decrease of $1,094,634 in cash provided by financing activities from 2007 to 2008 is primarily due to: (1) a $605,000 decrease in investments in the company’s common stock and warrants; (2) a $600,000 decrease due to the investment in preferred stock by a related party in 2007; and (3) a $65,000 net increase in related party short term debt. The net decrease of $391,083 in cash provided by financing activities from 2008 to 2009 is primarily due to: (1) a $535,000 net decrease in related party short term debt; (2) a $95,000 decrease in investments in the company’s common stock and warrants; and (3) offset by an increase of $169,000 for employee services and resources provided to a related party and (5) decrease in payments of $69,917 on related party short term debt.

FORECAST

Bluegate consists of the networking service (carrier/circuit) business that provides internet connectivity to corporate clients on a subscription basis; essentially operating as a broker. Our strategy is to stabilize our internet connectivity business and pursue expansion of our market outside of the healthcare industry.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of our financial condition and results of operations are based upon consolidated financial statements which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.  On an ongoing basis, we evaluate these estimates.  We base our estimates on historical experience and on assumptions that are believed to be reasonable.  These estimates and assumptions provide a basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions, and these differences may be material.

We believe that the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

REVENUE RECOGNITION

Revenue is recognized based upon contractually determined monthly service charges to individual customers. Some services are billed in advance and, accordingly, revenues are deferred until the period in which the services are provided.  At December 31, 2009 and 2008, total deferred service revenue was $12,142 and $194,472, respectively.

STOCK-BASED COMPENSATION

Accounting Standard 718, "Accounting for Stock-Based Compensation" ("ASC 718") established financial accounting and reporting standards for stock-based employee compensation plans. It defines a fair value based method of accounting for an employee stock option or similar equity instrument. In January 2006, Bluegate implemented ASC 718, and accordingly, Bluegate accounts for compensation cost for stock option plans in accordance with ASC 718.

Bluegate accounts for share based payments to non-employees in accordance with ASC 505-50 “Accounting for Equity Instruments Issued to Non-Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

GOING CONCERN

We remain dependent on outside sources of funding for continuation of our operations.  Our independent registered public accounting firm issued a going concern qualification in their report dated March 15, 2010, which raises substantial doubt about our ability to continue as a going concern.

During the years ended December 31, 2009 and 2008, we have been unable to generate cash flows sufficient to support our operations and have been dependent on debt and equity raised from qualified individual investors.  We experienced negative financial results as follows:
	2009		2008
Net loss attributable to common shareholders	$	(319,782)	$(1,794,546)
Negative cash flow from operations		(349,456)	(660,290)
Negative working capital		(1,323,355)	(1,398,715)
Stockholders’ deficit		(1,323,355)	(1,354,334)

These factors raise substantial doubt about our ability to continue as a going concern.  The consolidated financial statements contained herein do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should we be unable to continue in existence.  Our ability to continue as a going concern is dependent upon our ability to generate sufficient cash flows to meet our obligations on a timely basis, to obtain additional financing as may be required,  and ultimately to attain profitable operations.  However, there is no assurance that profitable operations or sufficient cash flows will occur in the future.

We have supported current operations by: (1) raising additional operating cash through the private sale of our preferred and common stock, (2) selling convertible debt and common stock to certain key stockholders, (3) issuing stock and options as compensation to certain employees and vendors in lieu of cash payments and (4) disposing of certain assets and business (see footnote 3).

These steps have provided us with the cash flows to continue our business, but have not resulted in significant improvement in our financial position. We are considering alternatives to address our cash flow situation that include:

•	Raising capital through additional sale of our common stock and/or debt securities
•	Reducing cash operating expenses to levels that are in line with current revenues.

These alternatives could result in substantial dilution of existing stockholders. There can be no assurance that our current financial position can be improved, that we can raise additional working capital or that we can achieve positive cash flows from operations. Our long-term viability as a going concern is dependent upon the following:

•	Our ability to locate sources of debt or equity funding to meet current commitments and near-term future requirements.
•	Our ability to achieve profitability and ultimately generate sufficient cash flow from operations to sustain our continuing operations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in, nor any disagreements with, our independent auditors.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the name, age, positions and offices or employments for the past five years as of December 31, 2009, of our executive officers and directors. Members of the Board of Directors are elected and hold office until their successors are elected and qualified. All of the officers serve at the pleasure of the Board of Directors of the Company.

NAME	AGE	POSITION

Stephen Sperco (a)	56	Director/Chief Executive Officer/President

Manfred Sternberg (b)	50	Former Director/Chief Strategy Officer

William Koehler (c)	44	Former Director/President

Charles Leibold (d)	60	Director/Chief Financial Officer

Dale Geary (e)	52	Former Director

(a) Effective July 30, 2009, the titles of CEO and President were combined, and Stephen Sperco was appointed President. Mr. Sperco is our CEO/President and Director. Stephen Sperco was appointed Chairman of the Board.
(b) Effective July 30, 2009, the executive officer position of Chief Strategy Officer was eliminated and Mr. Sternberg’s employment was terminated. Effective October 28, 2009, Mr. Sternberg resigned as Director.
(c) Effective May 31, 2009, Mr. Koehler resigned as President and effective October 27, 2009 resigned as Director.
(d) Effective July 29, 2009, Charles Leibold became a Director as a result of: (A) the June 12, 2009 written consent of a majority of our shareholders; (B) the June 22, 2009 filing of a Preliminary Information Statement; (C) the July 8, 2009 filing of a Definitive Information Statement; and, (D) the July 9, 2009 mailing of the Definitive Information Statement to our shareholders.  The Definitive Information Statement had a record date of June 25, 2009.
(e) Mr. Geary served on our compensation committee and effective October 28, 2009 resigned as Director.

Stephen Sperco was appointed the Company’s Chief Operating Officer on December 31, 2006 and then was appointed Chief Executive Officer on April 2, 2007. Mr. Sperco is the founder and President of Sperco Associates, Inc. and Sperco Technology Group, L.L.C. Sperco Associates was founded in 1986 and is headquartered in Chicago, Illinois. Both organizations are privately held consulting firms that focus in the areas of Telecommunications and Information Technology (IT) systems. The organizations provide independent, third party consulting, planning, and facilities management services. The consulting personnel provide services in the area of Telecommunications to support the voice, data, and image requirements of clients. Support in the area of IT systems is provided for the Desktop Computing, Local Area Network (LAN), and Wide Area Network (WAN) requirements of clients. The organizations also provide Management Support, Staff Augmentation, Quality Assurance, and operational functions related to Facilities Management and Outsourcing engagements. The firm has conducted consulting engagements in North America, the United Kingdom, and Europe. The industry focus of Sperco Associates has been in the Private Sector with Financial Services, Insurance, Health Care, and Fortune 1000 organizations. The focus of Sperco Technology Group has been in the Public Sector with Education and Health Care organizations. For IT Infrastructure, Telecommunications, and IT Physical Infrastructure the firms have developed significant expertise in Strategic Planning, Optimization, Design, Procurement, Contract Negotiations, Quality Assurance, and Implementation Project Management. In the areas of Facilities Management and Outsourcing, the firms have developed significant expertise in Organization Management and Planning, Project Management, Strategic Planning, Contract Negotiations, and the management of day-to-day department operations. The firms have extensive experience in the specialty areas of Financial Trading Floors, Call Center Applications, Structured Wiring Systems, Voice Recording/Logging Applications, Interactive Voice Response (IVR) applications, IP Telephony, and Network Optimization. Mr. Sperco is responsible for both the executive management of the consulting firms and the direction of consulting engagements. Mr. Sperco has been a consultant since 1975 and in this capacity has extensive experience with the planning and management of complex engagements. Before founding Sperco Associates, Inc., Mr. Sperco was a principal and Regional Vice President for Marketing and Systems Development Corporation. Marketing and Systems Development Corporation was a telecommunications consulting firm that was subsequently purchased by EDS. Mr. Sperco was with Marketing and Systems Development Corporation for ten years. Mr. Sperco earned a Bachelor of Arts degree in Economics from Middlebury College, Middlebury, Vermont in 1975. Effective July 30, 2009, the titles of CEO and President were combined, and Stephen Sperco was appointed President. Mr. Sperco is our CEO/President and Director. Stephen Sperco was appointed Chairman of the Board.

Manfred Sternberg has been our Chief Executive Officer and a Director since 2001. Mr. Sternberg shifted from Chief Executive Officer to Chief Strategy Officer on April 2, 2007. Prior to 2001, Mr. Sternberg was an investor and board member of several broadband providers in Houston, Texas including our predecessor.  He is a graduate of Tulane University and Louisiana State University School of Law. Mr. Sternberg is licensed to practice law in Texas and Louisiana and is Board Certified in Consumer and Commercial Law by the Texas Board of Legal Specialization. Effective July 30, 2009, the executive officer position of Chief Strategy Officer was eliminated and Mr. Sternberg’s employment was terminated.  Effective October 28, 2009, Mr. Sternberg resigned as Director.

William Koehler has been a Director since May, 2003.  Mr. Koehler was appointed President and Chief Operating Officer in September 2005 after Bluegate acquired substantially all of the assets of Trilliant Corporation, of which Mr. Koehler was a founder and served as President/CEO from 2000 until September 2005.  From 1992 until 2000, Mr. Koehler was the Vice President of Business Development of an Electrical Engineering firm that specialized in the assessment, design and project implementation of technology efforts for their clients.  Mr. Koehler has a BBA from Texas A&M in Business Analysis, with a specialization in Production Operation Management.  Mr. Koehler has spent the last 15 years of his career working in the IT and Professional Services industry and has a broad range of skills.  His experience ranges from the design and management of the implementation of multination voice and data networks to the needs assessment and the development of a Global technology strategy for large multinational corporations.  The customers that Mr. Koehler has worked with include Pennzoil, American General Insurance, Texaco, British Petroleum, Brown and Root and many others.  At the same time he has worked with dozens of school districts by assisting in the development of more cost effective and robust systems in an attempt to help these districts move technology into the classrooms and help children learn.  Mr. Koehler has spoken at many state and local events about technology and continues to look for opportunities to continue this effort. Effective May 31, 2009, Mr. Koehler resigned as an employee from the company and effective October 27, 2009 resigned as Director.

Charles Leibold became Bluegate's Controller in January 2006 and effective June 1, 2006 he was appointed our Chief Financial Officer. Mr. Leibold began his career with the Big Four accounting firm of Deloitte and Touche. Subsequently, he became Director of International and Domestic Field Audit for the Avis Rent a Car System and Vice President of Finance and Treasurer of AIM Group, Inc., the holding company for certain Budget Rent a Car franchises. From January 1998 through May 1999, as Manager of AquaSource Inc., he was aggressively involved in the development of a start-up venture experiencing rapid growth through acquisitions. Specifically he was responsible for the successful transition of all of the seller's business into AquaSource. From June 1999 through May 2003, as Vice President and Director of Acquisition Partners, Inc., he directed the strategic planning and staffing of a start-up venture providing acquisitions and divestiture services to its clients. From June 2003 through mid-January 2006, Mr. Leibold provided consulting, accounting and tax services to clients in a wide variety of industries. In addition to having served in key financial management roles for both large and small companies, Mr. Leibold is a Certified Public Accountant and a Member of the Institute of Certified Public Accountants and Texas State Board of Public Accountancy. Mr. Leibold graduated from Pace University with a BBA in Accounting. Effective July 29, 2009, Charles Leibold became a Director as a result of: (A) the June 12, 2009 written consent of a majority of our shareholders; (B) the June 22, 2009 filing of a Preliminary Information Statement; (C) the July 8, 2009 filing of a Definitive Information Statement; and, (D) the July 9, 2009 mailing of the Definitive Information Statement to our shareholders.  The Definitive Information Statement had a record date of June 25, 2009. Mr. Leibold remains our Chief Financial Officer and Principal Accounting Officer.

Dale Geary was appointed as a Director in June 2007.  Mr. Geary is a Managing Director of SAI Corporation (“SAIC”) which is a control person of Bluegate Corporation.  He has been with SAIC since its inception in 1996.  SAIC is involved in both the investment in, and providing resources to Telecommunications and Information Technology organizations.  At SAIC, Mr. Geary is responsible for client engagements and business development.  Mr. Geary earned a Bachelor of Science degree in Computer Science and Business Administration in 1982 from Northern Illinois University in DeKalb, Illinois. Effective October 28, 2009, Mr. Geary resigned as Director.

DIRECTOR INDEPENDENCE.

In June 2007, we increased the size of our Board of Directors to consist of five Directors. We currently have two members of our Board of Directors, who were elected and hold office until their successors are elected and qualified. Three board positions are vacant. The two members of the Board of Directors are Stephen J. Sperco and Charles E. Leibold. Stephen J. Sperco is the Chairman of the Board of Directors and the Company’s Chief Executive Officer and President. Charles E. Leibold is the Company’s Chief Financial Officer and Principal Accounting Officer. Executive officers are appointed by the Board of Directors and serve until their successors have been duly elected and qualified. There is no family relationship between any of our directors and executive officers.

BOARD OF DIRECTORS MEETINGS.

During the fiscal year ended December 31, 2009, the Board of Directors held six meetings which were attended by all members.

NOMINATING COMMITTEE.

We do not have any nominating committee of the Board, or committee performing a similar function. Shareholders may recommend nominees for Director by sending written communications to the company’s Board of Directors to the attention of the Chairman of the Board, Stephen J. Sperco at Bluegate Corporation, 701 North Post Oak Road, Suite 600, Houston, Texas 77024. Every director will participate in the consideration of director nominees.

AUDIT COMMITTEE.

In March 2005, our Board adopted our Audit Committee Charter (the "Charter") which established our Audit Committee. There are no current members of the audit committee and our Board of Directors serves as the audit committee. We do not have an audit committee financial expert serving on its audit committee. We are currently pursuing the recruitment of an independent director who is also a financial expert to be the audit committee.

Members of the Board of Directors acting in the capacity of the Audit Committee have (1) reviewed and discussed the audited consolidated financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Accounting Oversight Board in Rule 3200T; (3) have received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and (4) have discussed with the independent accountant the independent accountant's independence; and based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the company’s annual report on Form 10-K for the last fiscal year for filing with the Commission. The entire Board of Directors acting in the capacity of the Audit Committee is Stephen J. Sperco and Charles E. Leibold.

COMPENSATION COMMITTEE.

In August 2007, our Board adopted our Compensation Committee with Dale Geary serving as its sole member. The Compensation Committee administers the Company’s incentive plans, sets policies that govern executives’ annual compensation and long-term incentives. Effective October 28, 2009, Mr. Geary resigned as Director and the compensation committee did not hold any meetings during 2009.

SHAREHOLDER COMMUNICATIONS.

Shareholders may send written communications to the company’s Board of Directors to the attention of the Chairman of the Board, Stephen J. Sperco. Persons wishing to write to the Board or to a specified director or committee of the Board should send correspondence to the Corporate Secretary at Bluegate Corporation, 701 North Post Oak Road, Suite 600, Houston, Texas 77024.  Electronic submissions of shareholder correspondence will not be accepted.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate compensation paid for services rendered to the Company during the last two fiscal years by the Named Executive Officers:

                                                          SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	All Other Compensation (6) ($)	Total ($)
Stephen Sperco (1)	2009	6,000	2,499	8,499
CEO (PEO), President/Director	2008	49,334	19,000	68,334

Manfred Sternberg (2)	2009	14,000	2,499	16,499
Former Chief Strategy Officer/ Director	2008	49,334	19,000	68,334

William Koehler (3)	2009	6,000	2,499	8,499
Former President/Director	2008	49,334	19,000	68,334

Charles Leibold (4)	2009	142,325	2,625	144,950
CFO (PFO), Secretary/Director	2008	147,000	9,000	156,000

Larry Walker (5)	2009	82,292		82,292
Former President of Trilliant Technology Group, Inc.	2008	125,000		125,000
(100% owned subsidiary)

 (1)In December 2006, we entered into a two year employment agreement with Stephen Sperco at an annual base salary of $150,000 with a monthly vehicle transportation allowance of $750 to serve as our Chief Operating Officer. In April 2007, Mr. Sperco was appointed our Chief Executive Officer. In June 2007, one of the conditions of Mr. Sperco’s purchase of Series C Preferred Stock described in the attached consolidated financial statements, footnote 9 – stockholders’ deficit, was that Mr. Sperco be appointed a Director. In November 2007, Mr. Sperco was granted a $100,000 cash bonus by the board of directors as a result of his achievements attained during his first six months as the Company’s CEO. This bonus was paid in December 2007. In December 2008, Mr. Sperco’s employment agreement expired. In an effort to reduce the company’s cash flow constraints, effective January 1, 2008, Mr. Sperco’s base salary was reduced to $100,000. On May 1, 2008, Mr. Sperco’s annual base salary was further reduced to $24,000 until the company achieves a net positive cash flow from operations and beginning January 2009, Mr. Sperco no longer received a vehicle transportation allowance. Effective March 31, 2009, Mr. Sperco’s annual base salary was further reduced to -0-.

Effective January 1, 2007, the Company approved a compensation plan for its Board of Directors. Under the compensation plan all directors would be compensated at the rate of $10,000 annually. Mr. Sperco had earned $2,500, $10,000 and $5,000 for 2009, 2008 and 2007, respectively under this plan. Effective March 31, 2009 fees for directors were terminated.

In December 2007, 8,601,400 previously issued common stock options to certain employees with exercise prices ranging from $0.39 to $6.00 were reduced to $0.34. As a result of this transaction, 1,200,000 of Mr. Sperco’s options with an exercise price of $0.95 were reduced to $0.34. In December 2007, Mr. Sperco was granted 100,000 options to purchase common stock at an exercise price of $0.17 per share vesting immediately and expiring on December 31, 2012. In February 2008, as a result of the transaction described in the attached consolidated financial statements, footnote 9 – stockholders’ deficit, common stock, item (2), the exercise price of the previously issued options to Mr. Sperco to purchase 1,200,000 shares and 100,000 shares of our common stock at $0.34 and $0.17 per share, respectively, was reduced to $0.0333334 per share.

(2) In February 2005 we entered into an employment agreement with Mr. Sternberg for a period of two years at an annual base salary of $180,000, a monthly vehicle transportation allowance of $750 (which was increased to $1,500 during 2006) and bonus opportunity, to serve as our Chief Executive Officer. In November 2006, Mr. Sternberg was granted a bonus by the board of directors as a result of his past efforts to the Company and this bonus was paid in January 2007 through the issuance of 150,000 shares of common stock to Mr. Sternberg. In February 2007, Mr. Sternberg’s employment agreement expired and in April 2007, Mr. Sternberg shifted from Chief Executive Officer to Chief Strategy Officer. In an effort to reduce the company’s cash flow constraints, effective January 1, 2008, Mr. Sternberg’s base salary and monthly vehicle transportation allowance were reduced to $100,000 and $750, respectively. On May 1, 2008, Mr. Sternberg’s annual base salary was further reduced to $24,000 until the company achieves a net positive cash flow from operations and beginning January 2009, Mr. Sternberg no longer received a vehicle transportation allowance. Effective July 30, 2009, the executive officer position of Chief Strategy Officer was eliminated and Mr. Sternberg’s employment was terminated.  Effective October 28, 2009, Mr. Sternberg resigned as Director.

Effective January 1, 2007, the Company approved a compensation plan for its Board of Directors. Under the compensation plan all directors would be compensated at the rate of $10,000 annually. Mr. Sternberg had earned $2,499, $10,000 and $10,000 for 2009, 2008 and 2007, respectively under this plan. Effective March 31, 2009 fees for directors were terminated.

As a result of the Company entering into a Separation Agreement and Mutual Release in Full of all claims with Mr. Sternberg effective November 7, 2009, accrued vehicle allowances of $6,000 and accrued directors’ fees of $22,499 were eliminated. See Disposition of Certain Assets and Business footnote 3.

In December 2007, 8,601,400 previously issued common stock options to certain employees with exercise prices ranging from $0.39 to $6.00 were reduced to $0.34. As a result of this transaction, 3,375,000 of Mr. Sternberg’s options with exercise prices ranging from $0.50 to $2.00 were reduced to $0.34. In December 2007, Mr. Sternberg was granted 100,000 options to purchase common stock at an exercise price of $0.17 per share vesting immediately and expiring on December 31, 2012.

(3) In September 2005 we entered into an employment agreement with William Koehler for a period of two years at an annual base salary of $150,000 with a monthly vehicle transportation allowance of $750 (which was increased to $1,250 during 2006) to serve as President and Chief Operating Officer. In September 2007, Mr. Koehler’s employment agreement expired. In an effort to reduce the company’s cash flow constraints, effective January 1, 2008, Mr. Koehler’s base salary and monthly vehicle transportation allowance were reduced to $100,000 and $750, respectively. On May 1, 2008, Mr. Koehler’s annual base salary was further reduced to $24,000 until the company achieves a net positive cash flow from operations and beginning January 2009, Mr. Koehler no longer received a vehicle transportation allowance. Effective March 31, 2009, Mr. Koehler’s annual base salary was further reduced to -0-. Effective May 31, 2009, Mr. Koehler resigned as an employee from the company and effective October 27, 2009 resigned as Director.

Effective January 1, 2007, the Company approved a compensation plan for its Board of Directors. Under the compensation plan all directors would be compensated at the rate of $10,000 annually. Mr. Koehler had earned $2,499, $10,000 and $10,000 for 2009, 2008 and 2007, respectively under this plan. Effective March 31, 2009 fees for directors were terminated.

As a result of the Company entering into a Separation Agreement and Mutual Release in Full of all claims with Mr. Koehler effective November 7, 2009, accrued vehicle allowances of $6,000 and accrued directors’ fees of $22,499 were eliminated. See Disposition of Certain Assets and Business footnote 3.

In December 2007, 8,601,400 previously issued common stock options to certain employees with exercise prices ranging from $0.39 to $6.00 were reduced to $0.34. As a result of this transaction, 1,590,000 of Mr. Koehler’s options with exercise prices ranging from $0.50 to $1.08 were reduced to $0.34. In December 2007, Mr. Koehler was granted 100,000 options to purchase common stock at an exercise price of $0.17 per share vesting immediately and expiring on December 31, 2012.

(4) In January 2006, Charles Leibold was hired as the Company’s Controller and in June 2006, we entered into a two year employment agreement with him to serve as our Chief Financial Officer at an annual base salary of $140,000 with a monthly vehicle transportation allowance of $750. In January 2007, Mr. Leibold’s annual salary was increased to $147,000 and in May 2008, his employment agreement expired. Effective April 16, 2009, Mr. Leibold’s annual base salary was reduced to $140,400 and he no longer received a vehicle transportation allowance.

In December 2007, 8,601,400 previously issued common stock options to certain employees with exercise prices ranging from $0.39 to $6.00 were reduced to $0.34. As a result of this transaction, 600,000 of Mr. Leibold’s options with an exercise price of $0.75 were reduced to $0.34. In December 2007, Mr. Leibold was granted 100,000 options to purchase common stock at an exercise price of $0.17 per share vesting immediately and expiring on December 31, 2012.

 (5) In September 2005 we entered into an employment agreement with Larry Walker for a period of two years at an annual base salary of $125,000 per year serve as President of Trilliant Technology Group, Inc. a subsidiary of Bluegate. In September 2007, Mr. Walker’s employment agreement expired and effective September 30, 2009, Mr. Walker’s employment was terminated.

In December 2007, 8,601,400 previously issued common stock options to certain employees with exercise prices ranging from $0.39 to $6.00 were reduced to $0.34. As a result of this transaction, 590,000 of Mr. Walker’s options with exercise prices ranging from $0.60 to $1.50 were reduced to $0.34. In December 2007, Mr. Walker was granted 100,000 options to purchase common stock at an exercise price of $0.17 per share vesting immediately and expiring on December 31, 2012.

(6)The amounts in this column reflect the vehicle transportation allowance and fees earned as directors for Stephen Sperco, Manfred Sternberg and William Koehler and vehicle transportation allowance for Charles Leibold.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END DECEMBER 31, 2009
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Option Exercise Price ($)	Option Expiration Date

Stephen Sperco	50,000	(1)	0.03	12/31/2011

Manfred Sternberg	275,000	(2)	0.34	1/31/2010
	1,000,000	(3)	0.34	1/31/2010
	1,500,000	(4)	0.34	11/28/2011
	600,000	(5)	0.34	11/28/2011
	100,000	(6)	0.17	12/31/2012
	3,475,000

William Koehler	50,000	(7)	0.34	2/22/2010
	340,000	(8)	0.34	9/1/2010
	1,200,000	(9)	0.34	8/1/2011
	100,000	(6)	0.17	12/31/2012
	1,690,000

Charles Leibold	600,000	(10)	0.34	6/1/2011
	100,000	(6)	0.17	12/31/2012
	700,000

Larry Walker	250,000	(11)	0.34	9/1/2010
	340,000	(12)	0.34	6/1/2011
	100,000	(6)	0.17	12/31/2012
	690,000

Note	Grant Date	Incremental Vesting Dates
(1)	12/31/2006	25,000	vested monthly from 11/08 through 12/08
(2)	2/1/2005	275,000	vested 2/1/05
(3)	2/1/2005	50,000	vested 2/1/05; 50,000 monthly from 3/05 through 9/06
(4)	11/28/2006	1,500,000	vested 11/28/06
(5)	11/28/2006	100,000	vested monthly from 12/06 through 5/07
(6)	12/31/2007	100,000	vested 12/31/07
(7)	2/23/2005	50,000	vested 2/23/05
(8)	9/1/2005	50,000	vested 9/1/05 and 290,000 vested on 9/1/06
(9)	8/1/2006	600,000	vested on 8/1/06; 50,000 monthly from 9/06 through 8/07
(10)	6/1/2006	50,000	vested 6/1/06; 25,000 monthly from 7/06 through 4/08
(11)	9/1/2005	10,417	vested monthly from 9/05 through 8/07
(12)	8/1/2006	100,000	vested 8/1/06; 20,000 monthly from 9/06 through 8/07

The following table represents a summary of the compensation earned to the members of our Board of Directors and Former Board of Directors during the fiscal year ended December 31, 2009.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)
Stephen Sperco (1)	-
Manfred Sternberg (2)	-
William Koehler (2)	-
Dale Geary (3)	3,750

Effective January 1, 2007, the board approved to compensate each member of the Board of Directors and each Committee Chair with an annual payment in the amount of $10,000 and $5,000, respectively. Effective March 31, 2009 fees for directors and committee chairs were terminated.

(1)	The compensation for this Director is included in Executive Compensation.
(2)	The compensation for these Former Directors is included in Executive Compensation. Effective October 27, 2009 and October 28, 2009, Mr. Koehler and Mr. Sternberg resigned as Directors, respectively.
(3)	Mr. Geary, as a Director and Compensation Committee Chairman, earned $2,499 and $1,251 respectively. Effective October 28, 2009, Mr. Geary resigned as Director.

EMPLOYEE STOCK OPTION PLANS

While we have been successful in attracting and retaining qualified personnel, we believe that our future success will depend in part on our continued ability to attract and retain highly qualified personnel.  We pay wages and salaries that we believe are competitive.  We also believe that equity ownership is an important factor in our ability to attract and retain skilled personnel.  In 2002, we adopted the 2002 Stock and Stock Option Plan (the "2002 Plan").  The purpose of the 2002 Plan is to further our interests, our subsidiaries and our stockholders by providing incentives in the form of stock options to key employees, consultants, directors and others who contribute materially to our success and profitability.  The grants recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in us, thus enhancing their personal interest in our continued success and progress.  The 2002 Plan also assists us and our subsidiaries in attracting and retaining key employees and Directors.  The 2002 Plan is administered by the Board of Directors.  The Board of Directors has the exclusive power to select the participants in the 2002 Plan, to establish the terms of the stock and options granted to each participant, provided that all options granted shall be granted at an exercise price equal to at least 85% of the fair market value of the common stock covered by the option on the grant date and to make all determinations necessary or advisable under the 2002 Plan. The maximum aggregate number of shares of common stock that may be granted or optioned and sold under the 2002 Plan is 450,000 shares. As of December 31, 2007, 450,000 shares of common stock have been granted pursuant to the 2002 Plan and the 2002 Plan is no longer active.

In 2005 we adopted the 2005 Stock and Stock Option Plan (the "2005 Plan").  The purpose of the 2005 Plan is to further our interests, our subsidiaries and our stockholders by providing incentives in the form of stock options to key employees, consultants, directors and others who contribute materially to our success and profitability.  The grants recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in us, thus enhancing their personal interest in our continued success and progress.  The 2005 Plan also assists us and our subsidiaries in attracting and retaining key employees and Directors.  The 2005 Plan is administered by the Board of Directors.  The Board of Directors has the exclusive power to select the participants in the 2005 Plan, to establish the terms of the stock and options granted to each participant, provided that all options granted shall be granted at an exercise price equal to at least 85% of the fair market value of the common stock covered by the option on the grant date and to make all determinations necessary or advisable under the 2005 Plan. The maximum aggregate number of shares of common stock that may be granted or optioned and sold under the Plan is 3,000,000 shares. As of December 31, 2009, 1,132,685 shares of common stock have been granted pursuant to the 2005 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of information concerning the number of shares of common stock owned beneficially as of March 19, 2010 which was 26,033,565 shares, by: (i) each person (including any group) known by us to own more than five (5%) of any class of our voting securities, (ii) each of our directors and executive officers, and (iii) our officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

TITLE OR CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS (1)

Common Stock	Manfred Sternberg	7,238,868	(2)	24.6%
	1110 Guinea Drive
	Houston, Texas 77055

Common Stock	William Koehler	4,925,117	(3)	17.5%
	1602 Lynnview Drive
	Houston, Texas 77055

Common Stock	Stephen Sperco	15,420,250	(4)	44.0%
	701 N. Post Oak, Suite 600
	Houston, Texas 77024

Common Stock	SAI Corporation	4,713,500	(5)	16.3%
	180 North Stetson Avenue, Suite 700
	Chicago, Illinois 60601

Common Stock	Charles Leibold	850,000	(6)	3.2%
	701 N. Post Oak, Suite 600
	Houston, Texas 77024

Common Stock	Robert Davis	1,779,228	(7)	6.8%
	105 W. Santa Rosa
	Victoria, Texas 77901

All executive officers and directors - 2 persons		16,270,250	(8)	45.5%

(1) The percentage of beneficial ownership of Common Stock is based on 26,033,565 shares of Common Stock outstanding as of March 19, 2010 and includes all shares of Common Stock issuable upon the exercise of outstanding options, warrants or conversion of preferred shares to purchase Common Stock.

(2) Of the 7,238,868 shares beneficially owned by Mr. Sternberg: (i) 3,220,279 are common shares owned directly by Mr. Sternberg, (ii) 683,589 are common shares owned indirectly by Mr. Sternberg, and (iii) 3,335,000 are common shares issuable upon the exercise of options and warrants.

(3) Of the 4,925,117 shares beneficially owned by Mr. Koehler: (i) 2,735,117 are common shares owned directly by Mr. Koehler, and (ii) 2,190,000 are common shares issuable upon the exercise of options and warrants.

(4) Of the 15,420,250 shares beneficially owned by Mr. Sperco: (i) 4,456,750 are common shares owned directly by Mr. Sperco, (ii) 1,913,500 are common shares owned indirectly by Mr. Sperco, (iii) 7,850,000 are common shares issuable upon the exercise of options and warrants, and (iv) 1,200,000 are common shares issuable upon the conversion of preferred shares. Mr. Sperco controls SAI Corporation which is listed in item 5 below. In June 2007 the board of directors approved the issuance of 48 shares of Series C voting convertible non-redeemable preferred stock with a par value of $0.001 per share and a liquidation value of $12,500 per share. Each share of Series C convertible preferred stock may be converted, at the option of the shareholder, into 25,000 shares of common stock or a total of 1,200,000 shares of common stock. Each share of preferred stock has 15 times the number of votes its conversion-equivalent number of shares of common stock, or 375,000 votes per share of preferred stock. The 48 shares of preferred stock will have an aggregate of 18 million votes. Effective June 28, 2007, we sold 8 shares of Series C preferred stock for $100,000 in cash to SAI Corporation. We also granted to SAI Corporation warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.17 per share expiring in June 2012. On the same day we sold 40 shares of Series C preferred stock for $500,000 in cash to Stephen Sperco. We also granted to Stephen Sperco warrants to purchase up to 5,000,000 shares of our common stock at an exercise price of $0.17 per share expiring in June 2012. The Preferred Stock votes along with the common stock on all matters requiring a vote of shareholders and the Preferred Stock is not redeemable by us. Bluegate’s net tangible book value (deficit) per share was ($0.13) prior to the investment in the preferred stock by Mr. Sperco and SAI Corporation on June 28, 2007. After the $600,000 cash investment and assuming that Mr. Sperco and SAI Corporation converted all of the 48 shares of preferred stock into 1,200,000 shares of common stock and exercised all of the 7,200,000 warrants at $0.17 per share resulting in $1,020,000 proceeds to Bluegate, Bluegate’s net tangible book value (deficit) per share would have been reduced to ($0.01). As a result of his purchase of Series C Preferred Stock described above, and his previously and subsequently acquired stock, options and warrants, Mr. Sperco beneficially owns 44% of our common stock without taking into account the super voting power of the Preferred stock, and 62% when taking into account the super voting power of the Preferred Stock.

(5) Of the 4,713,500 shares beneficially owned by SAI Corporation: (i) 1,913,500 are common shares owned directly by SAI Corporation, (ii) 2,600,000 are common shares issuable upon the exercise of warrants, and (iii) 200,000 are common shares issuable upon the conversion of preferred shares. SAI Corporation is controlled by Mr. Sperco who is listed in item 4 above. In June 2007 the board of directors approved the issuance of 48 shares of Series C voting convertible non-redeemable preferred stock with a par value of $0.001 per share and a liquidation value of $12,500 per share. Each share of Series C convertible preferred stock may be converted, at the option of the shareholder, into 25,000 shares of common stock or a total of 1,200,000 shares of common stock. Each share of preferred stock has 15 times the number of votes its conversion-equivalent number of shares of common stock, or 375,000 votes per share of preferred stock. The 48 shares of preferred stock will have an aggregate of 18 million votes. Effective June 28, 2007, we sold 8 shares of Series C preferred stock for $100,000 in cash to SAI Corporation. We also granted to SAI Corporation warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.17 per share expiring in June 2012. The Preferred Stock votes along with the common stock on all matters requiring a vote of shareholders and the Preferred Stock is not redeemable by us. As a result of SAI Corporation's purchase of Series C Preferred Stock described above, and the previously and subsequently acquired stock and warrants, SAI Corporation beneficially owns 17% of our common stock without taking into account the super voting power of the Preferred stock, and 24% when taking into account the super voting power of the Preferred Stock.

(6) Of the 850,000 shares beneficially owned by Mr. Leibold: (i) 150,000 are common shares owned directly by Mr. Leibold, and (ii) 700,000 are common shares issuable upon the exercise of options.

(7) Of the 1,779,228 shares beneficially owned by Mr. Davis: (i) 35,023 are common shares owned directly by Mr. Davis, (ii) 1,546,205 are common shares owned indirectly by Mr. Davis, and (iii) 198,000 are common shares issuable upon the exercise of options and warrants.

(8) Includes shares, options, warrants and preferred convertible shares owned by these persons.

As described in items 4 and 5 above, as a result of Mr. Sperco's and SAI Corporation's purchase of Series C Preferred Stock, and Mr. Sperco's previously and subsequently acquired stock, options and warrants, Mr. Sperco beneficially owns 44% of our common stock without taking into account the super voting power of the Preferred stock, and 62% when taking into account the super voting power of the Preferred Stock.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

During the years ended December 31, 2009 and 2008, the Company engaged in related party transactions as follows:

Secured note payable:  During 2007, the Company entered into a line of credit agreement with SAI Corporation ("SAIC"), a corporation controlled by our CEO, Stephen Sperco (“SS”), to borrow up to $500,000. On February 28, 2008, the line of credit agreement with SAIC was amended to increase the borrowing to $700,000 and on February 28, 2008, Bluegate borrowed the additional $200,000 from SAIC for working capital purposes. As condition to and as additional consideration for SAIC’s agreement to lend the funds to the Company, the Company granted SAIC a security interest in its assets as more specifically detailed in the Promissory Note and Security Agreement, and increased the interest rate from 12% to 15% per annum. On July 14, 2008, the line of credit agreement with SAIC was amended to increase the borrowing to $900,000 and on July 31, 2008, Bluegate borrowed the additional $200,000 from SAIC for working capital purposes. Upon Bluegate borrowing the additional $200,000, the Company agreed to pay (1) SAIC a $40,000 origination fee and (2) Sperco Technology Group, Inc. (“STG”), a corporation controlled by SS, all past due amounts totaling $104,972. On August 14, 2008, the Company entered into a short term unsecured loan with SAIC to meet its working capital needs to borrow $65,000. Upon borrowing the $65,000, the Company agreed to pay SAIC a $6,500 origination fee and to repay SAIC with the first available funds once the August 15, 2008 payroll and medical insurance premium was paid. The Company paid the $65,000 loan and $6,500 fee on August 15, 2008. On August 28, 2008, the Company borrowed $50,000 from SAIC and agreed to pay SAIC a $5,000 origination fee. The Company paid the $50,000 funds borrowed and $5,000 fee on September 11, 2008. On October 16, 2008, the line of credit agreement with SAIC was amended to increase the borrowing to $1,100,000 and on October 21, 2008, Bluegate borrowed the additional $200,000 from SAIC for working capital purposes. Upon Bluegate borrowing the additional $200,000, the Company agreed to pay (1) SAIC a $20,000 origination fee and (2) STG all past due amounts totaling $56,837. On February 23, 2009, the line of credit agreement with SAIC was amended to increase the borrowing to $1,300,000 and on February 26, 2009, Bluegate borrowed the additional $200,000 from SAIC for working capital purposes. Upon Bluegate borrowing the additional $200,000, the Company agreed to pay SAIC a $20,000 origination fee.

The note payable to SAIC is due on demand and pursuant to the terms of the note; SAIC made a demand for payment during 2009.  Thirty days elapsed since SAIC made demand for payment and we were unable to repay SAIC and, as a result, this debt was in default in the principal amount of $1,300,000. Effective November 7, 2009, as a result of the Company entering into an Asset Sale and Purchase Agreement to sell certain Bluegate Corporation Medical Grade Network (“MGN”) and Healthcare Information Management Systems (“HIMS”) assets to Sperco, LLC (a company controlled by Stephen Sperco) and SAIC, respectively, the principal amount of the SAIC debt was reduced to $1,200,000 and SAIC rescinded its demand for payment. Additionally, interest on the note payable to SAIC was suspended from November 1, 2009 through February 28, 2010. See Disposition of Certain Assets and Business footnote 3.

As of December 31, 2009 and 2008, the Company had borrowed $1,200,000 and $1,100,000, respectively.

During the years ended December 31, 2009 and 2008, the Company incurred interest expense on the related party note payable debt of $187,808 and $116,712, respectively. At December 31, 2009 and 2008, $26,562 and $14,014 is payable to SAIC and included under the caption accrued liabilities to related parties totaling $73,337 and $98,855, respectively on the balance sheet.

Unsecured notes payable: During 2006, the Company entered into a line of credit agreement with Manfred Sternberg ("MS"), former Chief Strategy Officer and William Koehler ("WK"), former President and COO, for Bluegate to borrow up to $500,000 from each of them. As of October 31, 2009 and December 31, 2008, the Company had borrowed $34,451 and $34,628 from MS and WK, respectively.

The notes were due upon demand and are described in footnote 6, notes payable. During the years ended December 31, 2009 and 2008, the Company incurred interest expense on the related party notes payable debt of $10,176 and $11,067, respectively. At December 31, 2008 accrued interest of $2,970 and $4,033 was payable to MS and WK, respectively and included under the caption accrued liabilities to related parties totaling $98,855 on the balance sheet.

The note payable to WK, former Director/Corporate Officer, was due on demand and pursuant to the terms of the note; WK made a demand for payment during 2009.  Thirty days had elapsed since WK made his demand for payment and we were unable to repay the debt at that time and, as a result, that debt was in default in the principal amount of $34,628 plus accrued interest to September 30, 2009 in the amount of $7,182. As a result of the Company entering into a Separation Agreement and Mutual Release in Full of all claims with WK effective November 7, 2009, the note payable in the principal amount of $34,628 plus accrued interest to October 31, 2009 in the amount of $9,004 was paid in full. See Disposition of Certain Assets and Business footnote 3.

Note payable to MS, former Director/Corporate Officer, was due on demand. As a result of the Company entering into a Separation Agreement and Mutual Release in Full of all claims with MS effective November 7, 2009, the note payable in the principal amount of $34,451 plus accrued interest to October 31, 2009 in the amount of $7,922 was paid in full. See Disposition of Certain Assets and Business footnote 3.

Accounts payable to related party: SS is the founder and President of STG. STG is a privately held consulting firm that focuses in the areas of Telecommunications and Information Technology systems. STG provides independent, third party consulting, planning, and facilities management services.

During the years ended December 31, 2009 and 2008 the Company incurred $18,250 and $225,482, respectively of consulting services from STG. At December 31, 2008 $10,750 is payable to STG and included under the caption accounts payable to related party on the balance sheet.

SS is the sole manager and member of Sperco, LLC, a Texas limited liability company. Effective November 7, 2009, as a result of the Company entering into an Asset Sale and Purchase Agreement to sell certain Bluegate Corporation Medical Grade Network (“MGN”) and Healthcare Information Management Systems (“HIMS”) assets to Sperco, LLC, at December 31, 2009 $95,764 is payable to Sperco, LLC and included under the caption accounts payable to related party on the balance sheet.

During the years ended December 31, 2009 and 2008, the Company incurred interest expense on the related party accounts payable debt to STG of $18 and $1,191, respectively.

Accrued liabilities to related parties: Until the company achieved a net positive cash flow from operations, MS, WK and SS agreed not to cash some of their payroll or expense reimbursement checks issued to them for the period from July 1, 2007 through December 31, 2008. As of December 31, 2008, $64,817 of payroll and expense reimbursement checks was not cashed and $3,154 of accrued interest calculated thereon is included under the caption accrued liabilities to related parties totaling $98,855 on the balance sheet.

As of December 31, 2009, $37,916 of fees accrued to Board of Director member SS - $17,499 and former Board of Director member Dale Geary (“DG”) - $20,417 are included under the caption accrued liabilities to related parties totaling $73,337 on the balance sheet. As of December 31, 2008, $71,667 of fees accrued to Board of Director members MS - $20,000; WK - $20,000; SS - $15,000 and Dale Geary (“DG”) - $16,667 are included under the caption accrued liabilities to related parties totaling $98,855 on the balance sheet. As a result of the Company entering into a Separation Agreement and Mutual Release in Full of all claims with MS and WK effective November 7, 2009, accrued directors fees of $22,499 to MS and $22,499 to WK were eliminated. See Disposition of Certain Assets and Business footnote 3.

As of December 31, 2009, $6,000 of accrued vehicle allowances to SS is included under the caption accrued liabilities to related parties totaling $73,337 on the balance sheet. As of December 31, 2008, $18,000 of accrued vehicle allowances to MS - $6,000; WK - $6,000 and SS - $6,000 are included under the caption accrued liabilities to related parties totaling $98,855 on the balance sheet. As a result of the Company entering into a Separation Agreement and Mutual Release in Full of all claims with MS and WK effective November 7, 2009, accrued vehicle allowances of $6,000 to MS and $6,000 to WK were eliminated. See Disposition of Certain Assets and Business footnote 3.

Office space: In May 2006 (commencement of the current lease agreement) there was an agreement that Manfred Sternberg & Associates may occupy space and use the services of our offices for the term that the Company holds a lease on the property. As a result of the Company entering into a Separation Agreement and Mutual Release in Full of all claims with MS effective November 7, 2009, MS agreed to vacate the Company’s offices on or prior to February 28, 2010.  See Disposition of Certain Assets and Business footnote 3.

During the year ended December 31, 2009, the Company engaged in equity transactions as follows:

Effective November 7, 2009, Bluegate entered into the following transactions: 1) disposed of certain Medical Grade Network (“MGN”) assets and business and the elimination of certain liabilities (consisting primarily of: a) furniture, computers and related software and peripherals with a $17,889 book value; b)  contracts, agreements, lists of telephone and fax numbers, licenses, permits, intellectual properties, registered mark for MGN and business name of Bluegate with a -0- net book value; c) eliminated liabilities of $43,607 principally related to customer product prepays which were assumed by the purchaser) to Sperco, LLC (“Sperco”) (an entity controlled by Stephen Sperco (“SS”), our CEO/President/Director) for $200,000, with payment made by a combination of $100,000 cash and $100,000 forgiveness of debt to SAI Corporation (“SAIC”) (an entity controlled by SS), plus a net adjustment of $7,100 due to Bluegate from Sperco resulting from Bluegate’s collection of principally accounts receivable totaling $161,900 on behalf of Sperco for the period from November 8, 2009 through December 31, 2009, offset by Sperco’s payment of $169,000 to Bluegate for the personnel, facilities, tools, and resources necessary for Bluegate to support both the MGN and HIMS operations for Sperco for the same period; 2) entered into a Separation Agreement and Mutual Release in Full of all claims with Manfred Sternberg (“MS”) (former Director/Corporate Officer), which included the elimination of $28,499 of accrued director fees and vehicle allowances in exchange for repayment of a loan plus accrued interest totaling $44,369 to MS; and 3) entered into A Separation Agreement and Mutual Release in Full of all claims with William Koehler (“WK”) (former Director/Corporate Officer), which included the elimination of $28,499 of accrued director fees and vehicle allowances in exchange for repayment of a loan plus accrued interest totaling $44,374 with a direct payment to WK’s American Express account and a $1 payment to WK; and 4) disposed of certain Trilliant Technology Group, Inc.’s assets and business (consisting primarily of: a) Computers and related software and peripherals with a -0- net book value; b) lists of telephone and fax numbers and  intellectual properties with a -0- net book value) to Trilliant Corporation (an entity controlled by WK) for a cash payment of $5,000; and 5) disposed of certain Bluegate Healthcare Information Management Systems (“HIMS”) assets and business (consisting primarily of: a) Contracts, agreements and intellectual properties with a -0- net book value) to SAIC in exchange for a Mutual Release in Full of certain claims and a $1 payment to SAIC; and 6) obtained a Fairness Opinion dated November 6, 2009 presented by Convergent Capital Appraisers.

As a result of these transactions, Bluegate received $105,000 cash; reduced the secured note payable to SAIC by $100,000; paid off unsecured notes payable and accrued interest of $88,743 to MS and WK; eliminated $56,998 of accrued liabilities to MS and WK; recorded $24,234 of expenses (principally legal and professional); removed the remaining book value of fixed assets of $17,889, eliminated $43,607 of customer liabilities assumed by Sperco and the net effect of $263,484 as an increase to additional paid-in capital since the effect was treated as related party forgiveness of debt. Additionally the agreement provided for Sperco, LLC to contract the services of Bluegate employees and resources from November 8, 2009 through December 31, 2009 for $169,000 and the $169,000 was treated as an increase to Additional paid-in capital.

As of December 31, 2009, the company has outstanding: (i) 26,033,565 shares of common stock; (ii) 17,437,800 warrants; (iii) 9,833,597 options; and, (iv) preferred stock that are convertible into 1,200,000 shares of common stock, resulting in on a fully diluted basis, 54,504,962 shares of common stock. However, the company currently has only 50,000,000 shares of common stock authorized by our Articles of Incorporation. If all of the holders of warrants, options, convertible debt and preferred stock requested to exercise or convert all of the warrants, options, convertible debt and preferred stock, we would be unable to accommodate 4,504,962 shares of common stock in those requests. The company could have liability in the future if an option holder, warrant holder, preferred stock holder or holder of convertible debt desires to exercise or convert but cannot because we do not have enough unissued common stock available for issuance. However, the following individual or entities have waived their reservation of common stock underlying options and warrants until such time that the board of directors deems the waiver is not necessary as follows: Stephen Sperco and related entities - 5,000,000 shares.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Nevada Revised Statutes Section 78.7502 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or, (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

The Nevada Revised Statutes Section 78.751 provides that any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to Section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, and, (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Articles of Incorporation at Article VIII provides that the Corporation shall, to the fullest extent permitted by the Nevada General Corporation Law, as the same may be amended and supplemented, indemnify any an all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Our Bylaws at Article X provide that the: The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any indemnification under this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders. Expenses (including attorneys' fees) incurred by an officer or director in defending in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under this Article. For purposes of this section references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained in this Article or elsewhere in these Bylaws, shall operate to indemnify any director or officer if such indemnification is contrary to law, either as a matter of public policy, or under the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable state or Federal law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

FORM S-1
PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount Paid or
To be Paid (1)

SEC registration fee	$508
Printing and engraving expenses	1,000
Accountants' fees and expenses	1,000
Transfer agent's and registrar's fees and expenses	1,000
Miscellaneous	1,000

Total	$4,508

(1) The amounts set forth are all estimates, except for the SEC registration fee.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes, law, our Articles of Incorporation and our By-Laws provide that we may indemnify our officers and directors against losses or liabilities which arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors.

The Nevada Revised Statutes Section 78.7502 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or, (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

The Nevada Revised Statutes Section 78.751 provides that any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to Section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.  The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, and, (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Articles of Incorporation at Article VIII provides that the Corporation shall, to the fullest extent permitted by the Nevada General Corporation Law, as the same may be amended and supplemented, indemnify any an all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Our Bylaws at Article X provide that the: The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any indemnification under this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders. Expenses (including attorneys' fees) incurred by an officer or director in defending in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under this Article. For purposes of this section references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained in this Article or elsewhere in these Bylaws, shall operate to indemnify any director or officer if such indemnification is contrary to law, either as a matter of public policy, or under the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable state or Federal law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

During the period from January 1, 2007 through March 30, 2010, we issued unregistered securities in transactions summarized below.

In January 2007, we issued an option to purchase 50,000 shares of our common stock at an exercise price of $0.80 per share to an employee. The option had a market value of $39,871 on the date of grant, vests through December 2008 and expires in January 2012. We expensed $4,983 in the quarter ending March 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In February 2007, we issued an option to purchase 100,000 shares of our common stock at an exercise price of $0.75 per share to an employee. The option had a market value of $74,759 on the date of grant, vested immediately and expires in January 2012. We expensed $74,759 in the quarter ending March 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In February 2007, we issued an option to purchase 75,000 shares of our common stock at an exercise price of $0.75 per share to an employee. The option had a market value of $56,069 on the date of grant, vests through January 2008 and expires in February 2012. We expensed $9,344 in the quarter ending March 31, 2007 related to this option.  This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In February 2007, we issued an option to purchase 50,000 shares of our common stock at an exercise price of $0.86 per share to an employee. The option had a market value of $42,862 on the date of grant, vested immediately and expires in February 2012. We expensed $42,862 in the quarter ending March 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In February 2007, we issued 7,416 shares of common stock valued at $6,600 for consulting services. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In February and March 2007, we issued 800,000 shares of stock, warrants for 800,000 shares of our common stock at an exercise price of $0.75 per share and warrants for 400,000 shares of our common stock at an exercise price of $1.00 per share, for cash consideration of $300,000 in connection with a private placement. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In February 2007, we issued 90,000 shares of stock, warrants to purchase 90,000 shares of our common stock at an exercise price of $0.75 per share and warrants to purchase 45,000 shares of our common stock at an exercise price of $1.00 per share, for prior year accounts payable of $15,000 and current year services of $131,145 to a consultant. The warrants vest immediately and expire in February 2012. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor was an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

In March 2007, we issued an option to purchase 50,000 shares of our common stock at an exercise price of $0.82 per share to an employee. The option had a market value of $40,868 on the date of grant, vested immediately and expires in March 2012. We expensed $40,868 in the quarter ending March 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In March 2007 we issued 100,000 shares of common stock valued at $85,000 for consulting services. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In April 2007, we issued an option to purchase 50,000 shares of our common stock at an exercise price of $0.80 per share to an employee. The option had a market value of $39,871 on the date of grant, vests through January 2008 and expires in April 2012. We expensed $3,987 during the month of April 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In May 2007, we issued 60,000 shares of stock, warrants to purchase 60,000 shares of our common stock at an exercise price of $0.75 per share and warrants to purchase 30,000 shares of our common stock at an exercise price of $1.00 per share, for services of $41,705 to a consultant. The warrants vest immediately and expire in May 2012. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor was an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

In May 2007, we paid liquidated damages of $29,250 by issuing 36,585 restricted shares of our common stock to six investors for consideration for the delay in filing the registration statement pursuant to the Registration Rights Agreement expected to have been filed by November 30, 2006. The $29,250 was recorded as compensation expense. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In May 2007, we issued an option to purchase 10,000 shares of our common stock at an exercise price of $0.50 per share to an employee. The option had a market value of $4,482 on the date of grant, vested immediately and expires in May 2012. We expensed $4,482 in the month of May 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In June 2007, we issued an option to purchase 150,000 shares of our common stock at an exercise price of $0.50 per share to a director. The option had a market value of $74,759 on the date of grant, vested immediately and expires in June 2012. We expensed $74,759 in the quarter ending June 30, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In June 2007, we issued an option to purchase 25,000 shares of our common stock at an exercise price of $0.50 per share to an employee. The option had a market value of $12,460 on the date of grant, vested immediately and expires in June 2012. We expensed $12,460 in the quarter ending June 30, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In June 2007 Bluegate’s board of directors approved the issuance of 48 shares of Series C voting convertible non-redeemable preferred stock with a par value of $0.001 per share and a liquidation value of $12,500 per share. Each share of Series C convertible preferred stock may be converted, at the option of the shareholder, into 25,000 shares of common stock or a total of 1,200,000 shares of common stock. Each share of preferred stock has 15 times the number of votes its conversion-equivalent number of shares of common stock, or 375,000 votes per share of preferred stock. The 48 shares of preferred stock will have an aggregate of 18 million votes.

Effective June 28, 2007, we sold 8 shares of Series C preferred stock for $100,000 in cash to SAI Corporation ("SAI"), a corporation controlled by Stephen Sperco ("Sperco"). We also granted to SAI warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.17 per share expiring in June 2012. On the same day we sold 40 shares of Series C preferred stock for $500,000 in cash to Sperco. We also granted to Sperco warrants to purchase up to 5,000,000 shares of our common stock at an exercise price of $0.17 per share expiring in June 2012. Mr. Sperco is our CEO and a director. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In July 2007, Manfred Sternberg, a Director, gave us $200,000 in cash for the purchase of 400,000 shares of common stock at a purchase price of $0.50 per share and for the purchase of 1,000,000 warrants to purchase common stock at an exercise price of $0.17 per share expiring in July 2012.  We issued these securities in reliance on Section 4(2) of the Securities Act. This transaction did not involve a public offering.  The investors were knowledgeable about our operations and financial condition. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.  Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions.

In July 2007, William Koehler, a Director, gave us $50,000 in cash for the purchase of 100,000 shares of common stock at a purchase price of $0.50 per share and for the purchase of 250,000 warrants to purchase common stock at an exercise price of $0.17 per share expiring in July 2012.  We issued these securities in reliance on Section 4(2) of the Securities Act. This transaction did not involve a public offering.  The investors were knowledgeable about our operations and financial condition. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.  Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions.

In July 2007, Albert Koehler, the brother of William Koehler, gave us $50,000 in cash for the purchase of 100,000 shares of common stock at a purchase price of $0.50 per share and for the purchase of 250,000 warrants to purchase common stock at an exercise price of $0.17 per share expiring in July 2012.  We issued these securities in reliance on Section 4(2) of the Securities Act. This transaction did not involve a public offering.  The investors were knowledgeable about our operations and financial condition. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.  Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions.

In July 2007, we issued an option to purchase 10,000 shares of our common stock at an exercise price of $0.39 per share to an employee. The option had a market value of $3,496 on the date of grant, vested immediately and expires in July 2012. We expensed $3,496 in the month of July 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In August 2007, we paid liquidated damages of $69,405 by issuing 155,143 restricted shares of our common stock to investors for consideration for the delay in filing the registration statement pursuant to the Registration Rights Agreement expected to have been filed by June 30, 2007. The $69,405 was recorded as compensation expense. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In September 2007, as a result of the preferred stock transaction described on June 28, 2007, certain adjustment provisions in Bluegate’s previous convertible note agreements and warrant agreements issued in September 2005 and subsequently, were triggered. Pursuant to the adjustment provisions, the exercise price of the previously issued warrants to purchase 1,534,800 shares of our common stock at $0.50 per share was reduced to $0.17 per share and further reduced in February 2008 to $0.0333334.

In September 2007, we issued 100,000 shares of our common stock to a consultant to settle a prior year accounts payable. The common stock had a market value of $25,002 based on the closing price of the stock on the date of grant. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

Effective September 30, 2007, we recorded the issuance of 419,753 shares of common stock valued at $33,580 to Trilliant Corporation in accordance with the asset sale and purchase agreement dated September 15, 2005, pertaining to the acquired business’ revenue after the second year. As a result of this transaction, $33,580 was recorded as an expense. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In September 2007, we issued an option to purchase 10,000 shares of our common stock at an exercise price of $0.19 per share to an employee. The option had a market value of $1,703 on the date of grant, vested immediately and expires in September 2012. We expensed $1,703 in the quarter ending September 30, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In September 2007, we issued an option to purchase 5,000 shares of our common stock at an exercise price of $0.25 per share to an employee. The option had a market value of $837 on the date of grant, vests through December 2007 and expires in September 2012. We expensed $837 in the quarter ending September 30, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

During the fourth quarter ended December 31, 2007, we issued 200,000 shares of our common stock valued at $26,000 as payment to four consultants for services rendered. We expensed $26,000 in 2007 related to this transaction. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

During the fourth quarter ended December 31, 2007 we issued an option to purchase 10,000 shares of our common stock at an exercise price of $0.25 per share to an employee. The option had a market value of $1,208 on the date of grant, vests through October 2009 and expires in November 2012. We expensed $100 in the quarter ending December 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

During the fourth quarter ended December 31, 2007 we issued an option to purchase 37,000 shares of our common stock at an exercise price of $0.25 per share to an employee. The option had a market value of $4,125 on the date of grant, vested immediately and expires in December 2012. We expensed $4,125 in the quarter ending December 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

During the fourth quarter ended December 31, 2007 we issued an option to purchase 100,000 shares of our common stock at an exercise price of $0.17 per share to an employee. The option had a market value of $15,240 on the date of grant, vested immediately and expires in December 2012. We expensed $15,240 in the quarter ending December 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

During the fourth quarter ended December 31, 2007 we issued an option to purchase 100,000 shares of our common stock at an exercise price of $0.17 per share to an employee. The option had a market value of $15,240 on the date of grant, vested immediately and expires in December 2012. We expensed $15,240 in the quarter ending December 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. In February 2008, as a result of the transaction described below, the exercise price of the 100,000 options was reduced to $0.0333334.

During the fourth quarter ended December 31, 2007 we issued an option to purchase 100,000 shares of our common stock at an exercise price of $0.17 per share to an employee. The option had a market value of $15,240 on the date of grant, vested immediately and expires in December 2012. We expensed $15,240 in the quarter ending December 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

During the fourth quarter ended December 31, 2007 we issued an option to purchase 100,000 shares of our common stock at an exercise price of $0.17 per share to an employee. The option had a market value of $15,240 on the date of grant, vested immediately and expires in December 2012. We expensed $15,240 in the quarter ending December 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

During the fourth quarter ended December 31, 2007 we issued an option to purchase 100,000 shares of our common stock at an exercise price of $0.17 per share to an employee. The option had a market value of $15,240 on the date of grant, vested immediately and expires in December 2012. We expensed $15,240 in the quarter ending December 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

During the fourth quarter ended December 31, 2007 we issued an option to purchase 100,000 shares of our common stock at an exercise price of $0.17 per share to a director. The option had a market value of $15,240 on the date of grant, vested immediately and expires in December 2012. We expensed $15,240 in the quarter ending December 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In December 2007, 8,601,400 previously issued common stock options to certain employees with exercise prices ranging from $0.39 to $6.00 were reduced to $0.34. In February 2008, as a result of the transaction described below, the exercise price 1,200,000 options were reduced $0.0333334.

In January 2008, we issued 170,000 shares of common stock, warrants for 130,000 shares of our common stock at an exercise price of $0.17 per share, warrants for 40,000 shares of our common stock at an exercise price of $1.00 per share for $85,000 in connection with a private placement of our securities. The relative fair value of the stock and warrants in these transactions were $70,223 and $14,777, respectively. As part of the $85,000 consideration, 510,000 previously issued warrants with exercise prices ranging from $0.75 to $1.25 were reduced to $0.17. The expiration date for 100,000 previously issued warrants was extended to January 22, 2011. All other terms of the warrant agreements remained the same. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In January 2008, we issued an option to purchase 60,000 shares of our common stock at an exercise price of $0.25 per share to an employee. The option had a market value of $7,245 on the date of grant, vests through December 2009 and expires in January 2013. We expensed $906 in the quarter ending March 31, 2008 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In January 2008, we issued an option to purchase 10,000 shares of our common stock at an exercise price of $0.25 per share to an employee. The option had a market value of $840 on the date of grant, vests through December 2008 and expires in January 2013. We expensed $210 in the quarter ending March 31, 2008 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In January 2008, we issued an option to purchase 5,000 shares of our common stock at an exercise price of $0.25 per share to an employee. The option had a market value of $465 on the date of grant, vests through December 2008 and expires in January 2013. We expensed $116 in the quarter ending March 31, 2008 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In February 2008, we issued an option to purchase 50,000 shares of our common stock at an exercise price of $0.25 per share to an employee. The option had a market value of $3,743 on the date of grant, vested immediately and expires in February 2011. We expensed $3,743 in the quarter ending March 31, 2008 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

On February 14, 2008, we finalized and consummated a transaction with a deemed effective date of February 1, 2008 whereby we issued 9,150,000 shares of stock for the conversion of related party debts of directors totaling $305,000. The conversion and purchase price per share was $0.0333334. The excess of the fair value of the stock over the debt converted and shares purchased totaled $518,500 and was recorded as compensation expense. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

On February 14, 2008, we finalized and consummated a transaction with a deemed effective date of February 1, 2008 whereby we issued 300,000 shares of stock to two managers for $10,000. The purchase price per share was $0.0333334. The excess of the fair value of the stock over the shares purchased totaled $17,000 and was recorded as compensation expense. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

As a result of the February 14, 2008 transaction described above: (i) certain adjustment provisions in a previous convertible note agreements and warrant agreements issued in September 2005 and subsequent, were triggered and pursuant to the adjustment provisions, the exercise price of the previously issued warrants to purchase 1,534,800 shares of our common stock at $0.17 per share was reduced to $0.0333334 per share; and, (ii) certain adjustment provisions in previous warrant agreements issued in June and July 2007, were triggered and pursuant to the adjustment provisions, the exercise price of previously issued warrants to purchase 7,500,000 shares of our common stock at $0.17 per share was reduced to $0.0333334 per share.

On February 28, 2008, we issued a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $0.0333334 per share that expire February 28, 2013. The fair value of the 1,000,000 warrants was $109,028 on the date of issuance. Because the warrants were granted to a related party and the exercise price on the grant date was below the market price of our stock, we expensed $109,028 in February 2008 related to this transaction. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. As condition to and as additional consideration for the related party’s agreement to lend funds to the Company, the Company granted the related party a security interest in its assets of the Company and reduced the exercise price on 2,200,000 existing warrants and options issued to the related parties, and their assigns, from the current per share exercise prices of $0.17, $0.34, $0.75 and $1.00 to $0.0333334 per share.

In March 2009, we issued an option to purchase 50,000 shares of our common stock at an exercise price of $0.10 per share to an employee. The option had a market value of $1,769 on the date of grant, vested immediately and expires in March 2012. We expensed $1,769 in the quarter ending March 31, 2009 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

ITEM 16	EXHIBITS

Exhibit
Number	Description

3.1	Articles of Incorporation as amended - Incorporated by reference to Form SB-2 filed June 3, 2005.

3.2	By-laws as amended - Incorporated by reference to Form SB-2 filed June 3, 2005.

4.1	Form of common stock - Incorporated by reference to Form SB-2 filed June 3, 2005.

4.2	Form of convertible debenture - Incorporated by reference to Form SB-2 filed June 3, 2005.

4.3	Form of option Agreement - Incorporated by reference to Form SB-2 filed June 3, 2005.

4.4	Form of warrant Agreement - Incorporated by reference to Form SB-2 filed June 3, 2005.

4.5	Form of preferred Stock Certificate - Incorporated by reference to Form SB-2 filed June 3, 2005.

4.6	Form of convertible Debt Agreement - Incorporated by reference to Form SB-2 filed June 3, 2005.

4.7	Designation of Series A preferred stock - Incorporated by reference to Form SB-2 filed June 3, 2005.

4.8	Form of 10% Convertible Promissory Note - Incorporated by reference to Form 8-K filed September 30, 2005.

4.9	Form of Detachable Warrant - Incorporated by reference to Form 8-K filed September 30, 2005.

4.10	Stock Option Agreement of David Draper - Incorporated by reference to Form 10-QSB for the quarter ended June 30, 2006.

4.11	Stock Option Agreement of William E. Koehler - Incorporated by reference to Form 10-QSB for the quarter ended June 30, 2006.

4.12	Stock Option Agreement of Larry Walker - Incorporated by reference to Form 10-QSB for the quarter ended June 30, 2006.

4.13	Stock Option Agreement of Gilbert Gertner - Incorporated by reference to Form 10-QSB for the quarter ended September 30, 2006.

5.1	Opinion re: legality – Incorporated by reference to POSAM to Form S-1 (File # 333-145492) filed May 11, 2009.

10.1	Employment Agreement of Manfred Sternberg - Incorporated by reference to Form SB-2 filed June 3, 2005.

10.2	Employment Agreement of Charles Leibold - Incorporated by reference to Form 8-K filed June 7, 2006.

10.3	Employment Agreement of William Koehler - Incorporated by reference to Form 8-K filed September 28, 2005.

10.4	Employment Agreement of Larry Walker - Incorporated by reference to Form 8-K filed September 28, 2005.

10.5	Asset Sale and Purchase Agreement among Registrant, Trilliant Technology Group, Inc., Trilliant Corporation and William Koehler - Incorporated by reference to Form 8-K filed September 28, 2005.

10.6	Employment Agreement of Richard Yee - Incorporated by reference to Form SB-2 filed August 15, 2007.

10.7	Employment Agreement of Stephen Sperco - Incorporated by reference to Form 8-K filed December 31, 2006.

10.8	Stock Option Agreement of Stephen Sperco - Incorporated by reference to Form 8-K filed December 31, 2006.

10.9	Designation of Series C preferred stock - Incorporated by reference to Form 8-K filed July 3, 2007.

10.10	Form of preferred stock certificates issued to SAI Corporation and Stephen Sperco - Incorporated by reference to Form 8-K filed July 3, 2007.

10.11	Form of preferred stock purchase agreement of SAI Corporation - Incorporated by reference to Form 8-K filed July 3, 2007.

10.12	Form of preferred stock purchase agreement of Stephen Sperco - Incorporated by reference to Form 8-K filed July 3, 2007.

10.13	Form of warrant agreement of SAI Corporation - Incorporated by reference to Form 8-K filed July 3, 2007.

10.14	Form of warrant agreement of Stephen Sperco - Incorporated by reference to Form 8-K filed July 3, 2007.

10.15	Form of warrant agreement of Gilbert Gertner - Incorporated by reference to Form 8-K filed July 3, 2007.

10.16	Form of common stock purchase agreement of Manfred Sternberg - Incorporated by reference to Form SB-2 filed August 15, 2007.

10.17	Form of common stock purchase agreement of William Koehler - Incorporated by reference to Form SB-2 filed August 15, 2007.

10.18	Form of common stock purchase agreement of Albert Koehler - Incorporated by reference to Form SB-2 filed August 15, 2007.

10.19	Form of warrant agreement of Manfred Sternberg - Incorporated by reference to Form SB-2 filed August 15, 2007.

10.20	Form of warrant agreement of William Koehler - Incorporated by reference to Form SB-2 filed August 15, 2007.

10.21	Form of warrant agreement of Albert Koehler - Incorporated by reference to Form SB-2 filed August 15, 2007.

10.22	Form of common stock agreement of Stephen Sperco, Manfred Sternberg, William Koehler, Dale Geary, Larry Walker and Charles Leibold – Incorporated by reference to Form 8-K filed February 19, 2008.

10.23	Form of warrant agreement and Promissory Note and Security Agreement of SAI Corporation – Incorporated by reference to Form 8-K filed March 3, 2008.

10.24	Asset Sale and Purchase Agreement among Registrant and Sperco, LLC - Incorporated by reference to Form 8-K filed November 18, 2009.
10.25 10.26 10.27 10.28 10.29 10.30 21.1

Asset Sale and Purchase Agreement among Registrant, Trilliant Technology Group, Inc. and Trilliant Corporation - Incorporated by reference to Form 8-K filed
November 18, 2009.

Asset Sale and Purchase Agreement among Registrant and SAI Corporation - Incorporated by reference to Form 8-K filed November 18, 2009.

Separation Agreement and Mutual Release in Full between Registrant and Manfred Sternberg - Incorporated by reference to Form 8-K filed
November 18, 2009.

Separation Agreement and Mutual Release in Full between Registrant and William Koehler - Incorporated by reference to Form 8-K filed November 18, 2009.

Mutual Release in Full between Registrant and SAI Corporation - Incorporated by reference to Form 8-K filed November 18, 2009.

Fairness Opinion Prepared in Conjunction with a Sale and Purchase of Assets among the Registrant, a Sperco Entity, Trilliant Corporation and SAI
Corporation - Incorporated by reference to Form 8-K filed November 18, 2009.

Subsidiaries - provided herewith.

23.1	Consent of Independent Registered Public Accounting Firm - provided herewith.

UNDERTAKINGS

a.	Rule 415 Offering.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (230.430B of this chapter):

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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h. Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

1. Any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or

2. The underwriting agreement contains a provision whereby the registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and

3. The benefits of such indemnification are not waived by such persons:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

i. Include the following in a registration statement permitted by Rule 430A under the Securities Act of 1933:

The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on April 2, 2010.

BLUEGATE CORPORATION

	(signed)	______________________
April 2, 2010	By: /s/	Stephen J. Sperco
Stephen J. Sperco
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

(signed)	______________________
By:/s/	Stephen J. Sperco	Director, Chief Executive Officer and President	April 2, 2010
Stephen J. Sperco

(signed	______________________
By:/s/	Charles E. Leibold	Director, Chief Financial Officer and Principal Accounting Officer	April 2, 2010
Charles E. Leibold